                                                                   EXHIBIT 10.11


                                                                  EXECUTION COPY



                                SERVICE AGREEMENT


                             DATED DECEMBER 22, 1997

                                     BETWEEN


                            FIRST DATA RESOURCES INC.

                                       AND

                      INTERNET ACCESS FINANCIAL CORPORATION

                                TABLE OF CONTENTS

Article 1
     Definitions ............................................................. 1
     1.1    "AAA" ............................................................ 1
     1.2    "Acquirer" ....................................................... 1
     1.3    "Affiliate" ...................................................... 1
     1.4    "Agreement" ...................................................... 1
     1.5    "Alternative" .................................................... 2
     1.6    "Arbitration Demand" ............................................. 2
     1.7    "Arbitration Panel" .............................................. 2
     1.8    "Basic Qualifications" ........................................... 2
     1.9    "Business Continuity Plan" ....................................... 2
     1.10   "Cardholder" ..................................................... 2
     1.11   "Cardholder Account" ............................................. 2
     1.12   "cc:Mail Software" ............................................... 2
     1.13   "Core Processing Services" ....................................... 2
     1.14   "Customer's Agent Bank" .......................................... 2
     1.15   "Customer's Accounts" ............................................ 2
     1.16   "Customer's Issuer Affiliate" .................................... 2
     1.17   "Customer's Proprietary Information" ............................. 2
     1.18   "Customer's Transaction Card Affiliates" ......................... 2
     1.19   "Customer's Transaction Card Affiliate Agreement" ................ 2
     1.20   "Daily Amount" ................................................... 2
     1.21   "Deconversion" ................................................... 3
     1.22   "Dispute" ........................................................ 3
     1.23   "Disputing Party" ................................................ 3
     1.24   "Entity" ......................................................... 3
     1.25   "Failed Guideline" ............................................... 3
     1.26   "Failed Month" ................................................... 3
     1.27   "FDR's Proprietary Information" .................................. 3
     1.28   "FDR System" ..................................................... 3
     1.29   "FDR Settlement Rules" ........................................... 3
     1.30   "Growth Credit" .................................................. 3
     1.31   "Indemnified Party" .............................................. 3
     1.32   "Indemnifying Party" ............................................. 3
     1.33   "InfoSight Software" ............................................. 3
     1.34   "Insolvency Event" ............................................... 3
     1.35   "Interchange" .................................................... 4
     1.36   "Interchange Settlement" ......................................... 4
     1.37   "Issuer" ......................................................... 4
     1.38   "Liquidated Damages" ............................................. 4


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     1.39   "MasterCard" ..................................................... 4
     1.40   "Merchant" ....................................................... 4
     1.41   "Merchant Account" ............................................... 4
     1.42   "Minimum Processing Fees" ........................................ 4
     1.43   "Net Settlement Amount" .......................................... 4
     1.44   "Non-Core Processing Services" ................................... 4
     1.45   "Non-Performance" ................................................ 5
     1.46   "Notice" ......................................................... 5
     1.47   "Old Year" ....................................................... 5
     1.48   "Original Term" .................................................. 5
     1.49   "Performance Guidelines" ......................................... 5
     1.50   "Processing Fees" ................................................ 5
     1.51   "Processing Year" ................................................ 5
     1.52   "Processing Year 1" .............................................. 5
     1.53   "Recovery 1 Software" ............................................ 5
     1.54   "Renewal Term" ................................................... 5
     1.55   "Scheduled Start-Up Date" ........................................ 5
     1.56   "Settlement Account" ............................................. 5
     1.57   "Settlement Late Payment Fee" .................................... 5
     1.58   "Settlement System" .............................................. 5
     1.59   "Signing Bonus" .................................................. 5
     1.60   "Special Fees" ................................................... 5
     1.61   "Start-Up" ....................................................... 5
     1.62   "Term" ........................................................... 5
     1.63   "Total Annual Processing Fees" ................................... 6
     1.64   "Transaction Card" ............................................... 6
     1.65   "Transaction Card Ticket" ........................................ 6
     1.66   "VISA" ........................................................... 6
     1.67   "Year 1 Minimum Processing Feel" ................................. 6
     1.68   "Year 2000 Compliant" ............................................ 6

Article 2
     Services ................................................................ 6

     2.1    Basic Services ................................................... 6
     2.2    Communication Links .............................................. 6
     2.3    Ancillary Services ............................................... 7
     2.4    Start-Up ......................................................... 7
     2.5    Compliance With Laws ............................................. 7
     2.6    Performance Guidelines .......................................... 10
     2.7    Failed Performance .............................................. 10
     2.8    Sole Remedy ..................................................... 10


                                       ii
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Article 3
     Exclusivity and Execution by Affiliates ................................ 11

     3.1    Sole and Exclusive Provider ..................................... 11
     3.2    Execution of Agreement by Customer's Affiliates ................. 11

Article 4
     Payment for Services ................................................... 12

     4.1    Fees and Charges ................................................ 12

Article 5
     Indemnification ........................................................ 13

     5.1    Customer's Indemnification ...................................... 13
     5.2    FDR's Indemnification ........................................... 13
     5.3    Notification .................................................... 13
     5.4    Claims Period ................................................... 14

Article 6
     Limitation of Liability ................................................ 14

     6.1    Limitation on Liability ......................................... 14
     6.2    No Special Damages .............................................. 15

Article 7
     Disclaimer of Warranties ............................................... 15

Article 8
     Term of Agreement ...................................................... 15

Article 9
     Termination ............................................................ 15

     9.1    Termination by FDR .............................................. 15
     9.2    Termination by Customer ......................................... 16
     9.3    Effect of Termination ........................................... 17
     9.4    Payments Upon Termination ....................................... 18
     9.5    Liquidated Damages .............................................. 18

Article 10
     Confidential Nature of Data ............................................ 19

     10.1   Customer's Proprietary Information .............................. 19
     10.2   FDR's Proprietary Information ................................... 19
     10.3   Confidentiality of Agreement .................................... 19
     10.4   Confidentiality ................................................. 20
     10.5   Release of Information .......................................... 20
     10.6   Exclusions ...................................................... 20


                                      iii
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     10.7 Remedy ............................................................ 21

Article 11
     Representations ........................................................ 21

     11.1   Presentations ................................................... 21
     11.2   Customer's Representations ...................................... 22
     11.3   Financial Information ........................................... 23

Article 12
     Transaction Settlement ................................................. 23
     12.1   Interchange Settlement Account .................................. 23
     12.2   Transfer of Funds ............................................... 23
     12.3   Daily Amount .................................................... 24
     12.4   Failure to Transfer ............................................. 24
     12.5   Settlement Late Payment Fee ..................................... 24
     12.6   No Independent Obligation ....................................... 25
     12.7   Violation of Rules .............................................. 25
     12.8   Reliance on Other Parties ....................................... 25
     12.9   Compliance with Instructions .................................... 25
     12.10  Restrictions on Setoff .......................................... 26
     12.11  Trailing Activity ............................................... 26

Article 13
     General ................................................................ 26
     13.1   Assignment ...................................................... 26
     13.2   Relationship of Parties ......................................... 26
     13.3   Business Continuity Plan ........................................ 27
     13.4   State Law ....................................................... 27
     13.5   Notice .......................................................... 27
     13.6   Headings ........................................................ 28
     13.7   Waiver .......................................................... 28
     13.8   Force Majeure and Restricted Performance ........................ 28
     13.9   Severability .................................................... 29
     13.10  Audit ........................................................... 29
     13.11  Risk of Loss .................................................... 29
     13.12  Equal Employment Opportunity .................................... 29
     13.13  Informal Dispute Resolution ..................................... 29
     13.14  Arbitration ..................................................... 30
     13.15  Judicial Procedure .............................................. 32
     13.16  Federal Arbitration Act ......................................... 32
     13.17  Insurance ....................................................... 32
     13.18  Entire Agreement ................................................ 32


                                       iv
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                                    EXHIBITS

Exhibit         Title
-------         -----
A               Services
B               Payment and Term
C               Customer Transaction Card Affiliate Agreement
D               Performance Guidelines

                                SERVICE AGREEMENT


        This Service Agreement dated as of December 22,1997, is between Internet Access Financial Corporation, 595 Market Street, Suite 2250, San Francisco, California 94105 ("Customer") and First Data Resources Inc., 7302 Pacific Street, Omaha, Nebraska 68114 ("FDR").

                                    RECITALS

        A. Customer and Customer's Transaction Card Affiliates desire to obtain data processing and other related services from FDR in connection with their respective Transaction Card businesses.

        B. FDR is willing to perform data processing and other related services for the Transaction Card businesses in accordance with the terms and conditions of this Agreement, including the acknowledgment of Customer and Customer's Transaction Card Affiliates that FDR is acting solely as an agent in performing the settlement functions and that FDR has no obligation to supply or advance funds for settlement purposes.

        In consideration of the foregoing premises and of the mutual covenants and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        The following definitions apply to the terms set forth below when used in this Agreement:

        1.1     "AAA" is defined in Section 13.14(a) of this Agreement.

        1.2 "Acquirer" means an Entity which has an arrangement with a Merchant to obtain Transaction Card Tickets from the Merchant and present the Transaction Card Tickets through an Interchange to an Issuer.

        1.3 "Affiliate" means, with respect to Customer, any Entity which, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or common control with Customer. As used herein, "control" means the power to direct the management or affairs of an Entity and "ownership" means the beneficial ownership of 50% or more of the equity securities of the Entity.

        1.4 "Agreement" shall mean this Service Agreement as amended from time to time including any Exhibits attached hereto from time to time and the executed Affiliate Agreements, if any.

        1.5     "Alternative" is defined in Section 2.5(f) of this Agreement.

        1.6 "Arbitration Demand" is defined in Section 13.14(b) of this Agreement.

        1.7 "Arbitration Panel" is defined in Section 13.14(b) of this Agreement.

        1.8 "Basic Qualifications" is defined in Section 13.14(b) of this Agreement.

        1.9 "Business Continuity Plan" is defined in Section 13.3 of this Agreement.

        1.10 "Cardholder" means an individual or Entity which has a Cardholder Account with an Issuer.

        1.11 "Cardholder Account" means an arrangement between an individual or an Entity and an Issuer which provides that the Entity may use one or more Transaction Cards issued by the Issuer.

        1.12 "cc:Mail Software" is defined in Section III - B of Exhibit "A" to this Agreement.

        1.13 "Core Processing Services" is defined in Section 3.1 of this Agreement.

        1.14 "Customer's Agent Bank" means an Entity which at any time during the Term of this Agreement has an arrangement with Customer or an Affiliate of Customer which (a) permits the Entity to act as an Issuer or an Acquirer and obtain services related to the activities from either or both of Customer or one or more of Customer's Affiliates, or (b) provides that an Entity may act as an Issuer or Acquirer in conjunction with Customer or one or more of Customer's Affiliates.

        1.15 "Customer's Accounts" means the Cardholder Accounts and Merchant Accounts of Customer or any of Customer's Transaction Card Affiliates.

        1.16 "Customer's Issuer Affiliate" means an Affiliate of Customer that acts as an Issuer (either alone or in conjunction with one of Customer's Agent Banks) at any time during the Term.

        1.17 "Customer's Proprietary Information" is defined in Section 10.1 of this Agreement.

        1.18 "Customer's Transaction Card Affiliates" means any and all of Customer's Issuer Affiliates and Customer's Agent Banks.

        1.19 "Customer's Transaction Card Affiliate Agreement" shall mean an agreement substantially in the form of Exhibit "C" which is executed by Customer's Issuer Affiliates.

        1.20    "Daily Amount" is defined in Section 12.2 of this Agreement.


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        1.21    "Deconversion" means the removal of information concerning
Customer's Accounts from the FDR System.

        1.22    "Dispute" is defined in Section 13.13 of this Agreement.

        1.23 "Disputing Party" is defined in Section 13.14(a) of this Agreement.

        1.24 "Entity" means a corporation, partnership, sole proprietorship, joint venture, or other form of organization.

        1.25 "Failed Guideline" is defined in Section 2.7(a) of this Agreement.

        1.26    "Failed Month" is defined in Section 2.7(b) of this Agreement.

        1.27 FDR's Proprietary Information" is defined in Section 10.2 of this Agreement.

        1.28 "FDR System" means the computer equipment, computer software and related equipment and documentation used at any time and from time to time by FDR to provide the services contemplated by this Agreement.

        1.29 "FDR Settlement Rules" means the policies, rules and procedures adopted by FDR from time to time and in effect from time to time to provide for the payment of amounts due as the result of Interchange Settlement.

        1.30 "Growth Credit" is defined in Section I-h of Exhibit "B" to this Agreement.

        1.31    "Indemnified Party" is defined in Section 5.3 of this Agreement.

        1.32 "Indemnifying Party" is defined in Section 5.3 of this Agreement.

        1.33 "InfoSight Software" is defined in Section III - A of Exhibit "A" to this Agreement.

        1.34 "Insolvency Event" occurs, with respect to any party, when such party:

                        (i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due;

                        (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; or

                        (iii) files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its


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
                business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within thirty (30) days).

        1.35 "Interchange" means the contracts, agreements, rules, regulations and procedures governing the relationships between, or the actions in accordance with the contracts, agreements, rules, regulations and procedures by, any two or more Entities in connection with the Interchange Settlement.

        1.36 "Interchange Settlement" means the process by which FDR, on behalf of either or both of Customer or Customer's Transaction Card Affiliates,
(a) initiates payment for MasterCard and VISA Transaction Card Tickets presented by Acquirers to Customer and Customer's Transaction Card Affiliates, (b) receives payment for MasterCard and VISA Transaction Card Tickets presented by Customer and Customer's Transaction Card Affiliates to Issuers, and (c) remits and receives payments for chargebacks and other Interchange fees and expenses of or payable by Customer or Customer's Transaction Card Affiliates.

        1.37 "Issuer" means an Entity that has a Cardholder Account with a Cardholder.

        1.38 "Liquidated Damages" is defined in Section 9.5 of this Agreement.

        1.39 "MasterCard" means MasterCard International Incorporated or its successors or assigns.

        1.40 "Merchant" means an Entity that has the right to acquire or otherwise acquires a Transaction Card Ticket as payment for goods, services, or otherwise.

        1.41 "Merchant Account" means an arrangement between an Acquirer and a Merchant which permits a Merchant to present Transaction Card Tickets to the Acquirer for payment through the Interchange. It is understood and agreed that any Merchant Accounts of Customer hereunder shall be considered Processing Merchants (i.e. - branch bank locations performing Merchant related transactions such as authorizations, cash advances, etc.).

        1.42 "Minimum Processing Fees" is defined in Section I-d of Exhibit "B" to this Agreement.

        1.43 "Net Settlement Amount" means the net dollar amount for each business day of FDR of all (a) transactions processed for Customer and Customer's Transaction Card Affiliates for the day determined in accordance with the applicable rules of MasterCard, VISA and the FDR Settlement Rules, (b) Interchange fees and expenses relating to Customer and Customer's Transaction Card Affiliates, and (c) account expenses including overdraft charges, activity charges, wire transfer fees and other charges relating to Customer and Customer's Transaction Card Affiliates.

        1.44 "Non-Core Processing Services" is defined in Section 3.1 of this Agreement.


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        1.45    "Non-Performance" is defined in Section 2.7(a) of this
Agreement.

        1.46    "Notice" is defined in Section 2.5(f) of this Agreement.

        1.47 "Old Year" is defined in Section I-a of Exhibit "B" to this Agreement.

        1.48 "Original Term" is defined in Section III-a of Exhibit "B" to this Agreement.

        1.49 "Performance Guidelines" is defined in Section 2.6 of this Agreement.

        1.50 "Processing Fees" means all fees and charges incurred (prior to any Growth Credit for which Customer qualifies pursuant to Exhibit "B", Section I-h) for services performed at the prices set forth in Exhibit "B", as adjusted from time to time consistent with this Agreement, with the exception of Special Fees and specifically excluding all charges for taxes and interest.

        1.51 "Processing Year" is defined in Section III-a of Exhibit "B" to this Agreement.

        1.52 "Processing Year 1" is defined in Section III-a of Exhibit "B" to this Agreement.

        1.53 "Recovery 1 Software" is defined in Section III-H of Exhibit "A" to this Agreement.

        1.54 "Renewal Term" is defined in Section III-b of Exhibit "B" to this Agreement.

        1.55 "Scheduled Start-Up Date" is defined in Section 2.4 of this Agreement.

        1.56 "Settlement Account" is defined in Section 12.1 of this Agreement.

        1.57 "Settlement Late Payment Fee" is defined in Section 12.5 of this Agreement.

        1.58 "Settlement System" is defined in Section 12.1 of this Agreement.

        1.59 "Signing Bonus" is defined in Section I-g of Exhibit "B" to this Agreement.

        1.60 "Special Fees" means the tariff line rates, WATS lines rates, data circuit charges or any other rates charged to FDR by a communications common carrier, postage, courier and any other similar charges and methods of reimbursement described in Exhibit "B".

        1.61 "Start-Up" means the preparation of the FDR System for the entry of Customer's and Customer's Transaction Card Affiliates' data relating to Customer's Accounts.

        1.62 "Term" means the Original Term together with any Renewal Term or any other extension of this Agreement.


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
        1.63 "Total Annual Processing Fees" is defined in Section I-d of Exhibit "B" to this Agreement.

        1.64 "Transaction Card" means a payment card issued pursuant to a license from MasterCard, VISA or any other card issuing organization for which FDR currently provides service support. This shall include any credit card, debit card or any small business account card, purchasing account card or corporate travel and expense account card ("Commercial Card") program offered by Customer.

        1.65 "Transaction Card Ticket" means a record (whether paper, magnetic, electronic or otherwise) which is created to evidence the use of a Transaction Card as payment for goods, services, cash advances or otherwise or for a credit or refund or otherwise.

        1.66 "VISA" means, individually or collectively, as appropriate, VISA U.S.A. Inc. or VISA INTERNATIONAL or either of their successors or assigns.

        1.67 "Year 1 Minimum Processing Fee" is defined in Section I-d of Exhibit "B" to this Agreement.

        1.68 "Year 2000 Compliant" is defined in Section 11.1(d) of this Agreement.


                                    ARTICLE 2
                                    SERVICES

        2.1 BASIC SERVICES. FDR shall make available to and perform for Customer and Customer's Transaction Card Affiliates the services described in Exhibit "A" which are applicable to their respective Issuer and Acquirer businesses or as specifically provided in Exhibit "A". Exhibit "A" and any document or service referred to as Exhibit "A" shall be subject to revision by FDR from time to time during the Term of this Agreement to reflect changes and improvements to the FDR System or the services provided by FDR and offered generally to FDR customers and to reflect any changes and improvements in the specific services provided to Customer and Customer's Transaction Card Affiliates; provided, however, that: (i) FDR shall not effect any change to the FDR System which would eliminate or materially degrade the services provided by FDR under this Agreement unless such change is required by the MasterCard or VISA rules or regulations or applicable federal or state statutes, laws or regulations applicable to FDR or its customers and (ii) FDR shall not increase the fees set forth in Exhibit "B" (except as provided for in Exhibit "B", Section 1, Paragraph (a)) pursuant to this Section 2.1.

        2.2 COMMUNICATION LINKS. FDR from time to time shall install, provide or cause to be installed or provided the means for communicating data from its facilities or equipment to the facilities or equipment of Customer, Customer's Transaction Card Affiliates and third parties designated by Customer as FDR determines is desirable to perform this Agreement. The method


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
of transmission and the media employed will be determined by FDR taking into consideration relevant factors such as traffic type, inbound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.

        2.3 ANCILLARY SERVICES. The ancillary services to be provided by FDR or made available to Customer and Customer's Transaction Card Affiliates are set forth in Exhibit "A".

        2.4     START-UP.

                (a) FDR will provide, subject to any applicable approvals of VISA or MasterCard, for completion of the Start-Up on or before December 18, 1997, or at an earlier or later date as may be mutually agreed upon by FDR and Customer (the "Scheduled Start-Up Date"). To the extent that FDR and Customer mutually agree, the Scheduled Start-Up Date may be modified from time to time prior to Start-Up. FDR will use all reasonable resources, including the assignment of adequate personnel to assure timely performance of those functions required of FDR under the Start-Up so as to enable Start-Up to be completed on or by the Scheduled Start-Up Date.

                (b) Customer will (i) use all reasonable resources, including the assignment of adequate personnel to assure timely performance of those functions required of Customer under the Start-Up, and (ii) comply with any directions of FDR given thereunder so as to enable Start-Up to be completed on or before the Scheduled Start-Up Date.

                (c) Except as otherwise provided herein, each party shall be responsible for and pay all costs and expenses incurred by it in connection with the Start-Up.

        2.5     COMPLIANCE WITH LAWS.

                (a) Prior to the Scheduled Start-Up Date, Customer will review the parameter settings and options within the FDR System, as described in the User Manuals set forth in Exhibit "A", Section 1, and determine that FDR's System provides such features and options, which will, if properly selected by or on behalf of Customer, allow Customer and Customer's Transaction Card Affiliates to comply with all applicable federal and state laws and contractual agreements of Customer and Customer's Transaction Card Affiliates. To the extent that Customer notifies FDR of any change in federal and state law, subject to the limitations set forth below, FDR agrees to develop reasonable enhancements to the FDR System responsive to the identified change in federal and state law as specifically requested by Customer. The obligation of FDR set forth in the previous sentence is subject to the following limitations:

                        (i) the change in federal and state law is generally applicable to a significant portion of FDR's client base and does not relate solely to a requirement or preference of Customer or Customer's Transaction Card Affiliates;


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
                        (ii) the responsive enhancement requested by Customer is consistent with the response requested by the majority of the affected client base (Customer acknowledges that in many instances, responsive enhancements will be mediated by certain client advisory groups maintained by FDR and agrees that development of an enhancement approved by such client advisory groups as responsive to the change in law shall satisfy FDR's obligations under this subsection (a));

                        (iii) FDR shall have a reasonable time from the date Customer notifies FDR of the change in law and specifies the requested enhancement in which to design, code, test and implement the enhancement (in the determination of reasonableness, the extent and impact of the change in law on the FDR client base, the relative importance of other enhancements, the complexity of the enhancement, and related issues of impact and resource allocation shall be considered and the effective date of the change in law shall not be determinative); and

                        (iv) the responsive enhancement requested by Customer does not impose a burden on FDR (or the FDR System) to determine the facts not available on the FDR System, to make legal interpretations or conclusions, or to in any way shift Customer's and Customer's Transaction Card Affiliates' compliance responsibility to FDR.

                (b) Customer acknowledges and agrees that it is solely responsible for monitoring legal developments applicable to the operation of its business and Transaction Card operations, interpreting applicable state and federal laws, determining the requirements for compliance with all applicable state and federal laws, and maintaining an ongoing compliance program. Consequently, Customer agrees that FDR has no responsibility to monitor or interpret laws applicable to Customer's or Customer's Transaction Card Affiliates' business, to monitor or review the terms and conditions of Customer's or Customer's Transaction Card Affiliates' Transaction Card programs or Customer's selection of system options and programming, or to assure that Customer's selection of any system option or programming (either alone or acting in conjunction with other system options and programming selected by Customer) is consistent with laws applicable to Customer and Customer's Transaction Card Affiliates or the terms and conditions of Customer's or Customer's Transaction Card Affiliates' credit agreements with, or disclosure to, its Cardholders. FDR shall use its reasonable best efforts to give Customer timely notice by bulletin, notice, or other method, of all changes to the FDR System which are being made to comply with any known changes in federal, state or card association laws, rules, or regulations.

                (c) FDR shall be entitled to rely upon and use, without verification, any and all information, data and instructions any time submitted to FDR by Customer having to do with


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
        Customer or Customer's Accounts, and FDR shall have no responsibility or liability whatsoever for (i) the accuracy or inaccuracy thereof, (ii) the wording or text authored or submitted by Customer to FDR, for materials to be prepared or for other purposes, (iii) the wording or text appearing on any forms, Transaction Cards or other materials furnished by Customer to FDR, or (iv) any noncompliance of such information, data, instruction, wording or text with applicable laws, rules or regulations.

                (d) If any change in the services provided by FDR hereunder is required by the applicable operating rules of VISA and MasterCard relating to the business of Customer, FDR shall notify Customer of such modifications or changes and make modifications or changes, as necessary to, (i) the FDR System and/or (ii) the manner and methods used to provide the services hereunder as soon as practicable after FDR has been notified of such required changes by VISA or MasterCard. In the event such changes cannot reasonably be implemented, FDR shall provide customer with reasonable alternatives to allow Customer to comply with such requirements. Any such change or alternative required by the applicable operating rules of VISA and MasterCard shall be made at FDR's sole expense.

                (e) If any enhancement developed by FDR pursuant to Section 2.5(a) is required by federal law, such enhancement shall be developed by FDR at FDR's expense; provided, however, if any change in federal law is not generally applicable to a significant portion of FDR's client base, based on the number of Cardholder Accounts on file of such clients, or if such change relates solely to a requirement or preference of Customer, then subject to the provisions of Section 2.5(a)(iii) and
        (iv), FDR will develop the requested enhancement at Customer's expense or at the equal expense of Customer and any other FDR customers subject to such federal law as appropriate. If any enhancement developed by FDR pursuant to Section 2.5(a) is required by state law and is not generally applicable to a significant portion of FDR's client base, based on the number of Cardholder Accounts on file of such clients, or if such change relates solely to a requirement or preference of Customer, then such enhancement shall be developed subject to the provisions of Section 2.5(a)(iii) and (iv) by FDR at the expense of Customer or at the equal expense of Customer and any other FDR customers subject to such state law as appropriate.

                (f) If Customer, in its reasonable determination, concludes that any enhancement which FDR developed pursuant to the notification from Customer regarding the change in federal or state law does not allow Customer to be in compliance with the applicable federal or state law, then Customer shall notify FDR in writing (the "Notice"). The Notice shall specify in reasonable detail Customer's basis for its position together with all information regarding the requirements which Customer reasonably needs to be in compliance with the federal or state law. After receipt of the Notice, FDR shall provide Customer with any alternative enhancements which FDR can reasonably propose based on the Notice from Customer (the "Alternative"). If Customer, in its reasonable determination, concludes that the Alternative does not allow Customer to be in compliance with the applicable federal or state law, then Customer may elect to terminate this Agreement; provided, however, that this termination option is exercised within sixty (60) days after Customer receives the Alternative, and provided that such termination shall become effective on a date specified by Customer, which date shall not be later than nine (9) months after Customer's delivery to FDR of a written notice of its intention to so terminate this Agreement. Other than payment to FDR of the unamortized portion of the Signing Bonus as specified in Section 9.4 of this Agreement, Customer shall not be responsible for any other termination fees, including costs of Deconversion, if this Agreement is terminated pursuant to this Section 2.5(f).

        2.6 PERFORMANCE GUIDELINES. While this Agreement is in effect, FDR shall at all times maintain the necessary telephone lines, computer capacity and staff necessary to provide service in accordance with the list of performance guidelines set forth in Exhibit "D" as such list may, from time to time, be amended by the parties (the "Performance Guidelines"). By the twentieth (20th) day of each calendar month, FDR agrees to provide Customer with a monthly report setting forth the Performance Guidelines and its performance during the just concluded calendar month in connection with those services which Customer used during the calendar month.

        2.7     FAILED PERFORMANCE.

                (a) During any calendar month, each failure to achieve a Performance Guideline shall constitute a "Failed Guideline". If FDR, during any six (6) consecutive calendar months, fails to achieve the same Performance Guideline, then such failure shall constitute "Non Performance" and the sole and exclusive provisions of Section 3.1 of this Agreement shall not apply for such Failed Guideline for the remainder of the Tenn.

                (b)     In addition to the provisions of paragraph (a) of this
        Section 2.7, if FDR fails to achieve five (5) or more Performance Guidelines in any one calendar month, then such month shall be considered to be a "Failed Month" for purposes of this Section 2.7 (b). If FDR experiences three (3) consecutive Failed Months, then FDR shall provide Customer with a credit equal to two percent (2%) of the Processing Fees paid during the third such Failed Month. If FDR experiences four (4) consecutive Failed Months, then FDR shall provide Customer with a credit equal to 3% of the Processing Fees paid during the fourth such Failed Month. If FDR experiences five (5) consecutive Failed Months, then FDR shall provide Customer with a credit equal to four percent (4%) of the Processing Fees paid during the fifth such Failed Month. If FDR experiences six (6) consecutive Failed Months, then Customer, at its election, may terminate this Agreement; provided, however, that this termination option is exercised within sixty (60) days after Customer receives notice of FDR's sixth Failed Month, and provided that such termination shall become effective on a date specified by Customer, which date shall be not later than nine (9) months after Customer's delivery to FDR of a written notice of its intention to so terminate this Agreement.

        2.8 SOLE REMEDY. Customer hereby agrees that due to the difficulty of determining and calculating its damages upon FDR's failure to perform in accordance with the Performance Guidelines, the remedies, as set forth in Sections 2.7(a), and 2.7 (b) are its sole and exclusive remedies for such failures and that Customer hereby elects to waive any and all other remedies to which Customer may be entitled under this Agreement, at law or in equity, based on the failure of FDR to perform in accordance with the Performance Standards; provided, however, that nothing in this Section 2.7 shall be construed as a waiver of any of Customer's rights under any other provision of this Agreement which are not based on the failure of FDR to perform in accordance with the Performance Guidelines.


                                    ARTICLE 3
                    EXCLUSIVITY AND EXECUTION BY AFFILIATION

        3.1 SOLE AND EXCLUSIVE PROVIDER. During the Term of this Agreement, FDR shall be the sole and exclusive third party provider to Customer and Customer's Transaction Card Affiliates of all services set forth in Exhibit "A" of this Agreement which are not preceded by an * ("Core Processing Services"). Neither Customer nor Customer's Transaction Card Affiliate shall agree with any third party to have such third party perform or provide any of the Core Processing Services. Those services set forth in Exhibit "A" which are preceded by an * shall be known as "Non-Core Processing Services". Customer and/or Customer's Transaction Card Affiliate may perform or provide, or have a third party perform or provide, any of the Non-Core Processing Services for themselves or for each other. If Customer, after the effective date of this Agreement, elects to discontinue use of any or all of the Cardholder Support Services described in Section III G of Exhibit "A", then Customer shall provide FDR with written notice of such discontinuance at least ninety (90) days prior thereto. Such notice may not be given prior to February 28, 1998.

        3.2 EXECUTION OF AGREEMENT BY CUSTOMER'S AFFILIATES. Subject to the terms and conditions of Exhibit "C", each of Customer's Issuer Affiliates shall be or become a party to this Agreement and each has executed a Customer Transaction Card Affiliate Agreement or shall execute Customer Transaction Card Affiliate Agreement when it becomes a Customer Issuer Affiliate. Customer and each of Customer's Issuer Affiliates, in addition to the terms of Customer Transaction Card Affiliate Agreement, covenant and represent the following:

                (a) Customer shall have full authority to represent Customer's Issuer Affiliate and to act fully on Customer's Issuer Affiliate's behalf in connection with this Agreement and the Customer Transaction Card Affiliate Agreement including the negotiating with FDR of any amendments, extensions or revisions of this Agreement or the Customer Transaction Card Affiliate Agreement, the asserting, negotiating and resolving any controversy, dispute or claim under this Agreement or the Customer Transaction Card Affiliate Agreement and the execution or delivery of any documents.

                (b) If Customer shall fail to pay any amounts due under this Agreement (and payment of such amounts by Customer's Transaction Card Affiliates are not specifically excluded in the Customer Transaction Card Affiliate Agreement), including but not limited to any Processing Fees, Special Fees, or other fees, taxes, interest payments, charges, or amounts due or payable by Customer, Customer's Issuer Affiliate shall pay FDR on demand the portion of the amounts due from Customer to FDR for services performed by FDR for or on behalf of Customer's Issuer Affiliate, as determined by FDR, which approximates the percentage that the Processing Fees relating to processing for Customer's Issuer Affiliate are of the total Processing Fees under this Agreement.


                                    ARTICLE 4
                              PAYMENT FOR SERVICES

        4.1     FEES AND CHARGES.

                (a) The initial Processing Fees for the services to be performed under this Agreement are set forth in Exhibit "B". Exhibit "B" also contains initial prices to be charged or methods for computing charges by FDR for Special Fees such as but not limited to reimbursements, assessments and pass through fees. If FDR commences to offer any new services or products to its customers after the execution of this Agreement and Customer or Customer's Transaction Card Affiliates use any such service or product, then FDR shall provide and Customer and Customer's Transaction Card Affiliates shall receive any such service or product at FDR's then current fees and charges, as such fees and charges may be increased pursuant to Exhibit "B", Section I.

                (b) Six (6) months following the execution of this Agreement, and annually thereafter, the parties may review the prices charged by FDR for Core Processing Services. If either party determines, in the exercise of its reasonable business judgement, that pricing for Core Processing Services does not properly reflect (i) in the case of FDR, FDR's ability to recover the cost of delivering such Core Processing Services, or (ii) in the case of Customer, the price that Customer would pay for similar services from an unaffiliated third party (considering factors such as, but not limited to, the mix of services, volumes associated therewith, service levels, features, functionality, contractual terms and quality of any such similar services) then the parties may agree to negotiate, in good faith, an appropriate revision to the prices charged for Core Processing Services.

                (c) Within sixty (60) days following the Start-Up Date, FDR and Customer will review the method of computing charges for the Cardholder Support Services set forth in Section III-G of Exhibit "A" to this Agreement. If Customer and FDR determine, in the exercise of their reasonable business judgement, that each party would benefit by computing charges for the Cardholder Support Services on a talk-time or other basis, rather than per active account basis, then the parties agree to amend this Agreement to reflect such alternative method of computing charges. If the parties are unable to agree on an alternative method for computing charges for the Cardholder Support Services, then the current pricing structure shall remain in effect.

                                    ARTICLE 5
                                 INDEMNIFICATION

        5.1 CUSTOMER'S INDEMNIFICATION. Customer and Customer's Transaction Card Affiliates shall indemnify and hold harmless FDR and its directors, officers, employees, agents and affiliates from and against any and all claims, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this Agreement, to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of:

                (a) The negligence of Customer or any of Customer's Transaction Card Affiliates;

                (b) The breach by Customer or any of Customer's Transaction Card Affiliates of any promises or covenants of Customer or Customer's Transaction Card Affiliates set forth in Article 12 of this Agreement, including but not limited to any amount which FDR may be called upon to pay under the applicable rules of VISA or MasterCard with respect to any Interchange obligations of Customer or Customer's Transaction Card Affiliates following the failure of FDR to receive any Daily Amount; or

                (c) FDR's payment of fees and charges relating to Customer's Accounts pursuant to Section 12.11, Trailing Activity.

Customer and Customer's Transaction Card Affiliates shall not have any obligation to indemnify FDR against any claim, liability, loss or damage FDR or its directors, officers, employees, agents or affiliates may suffer arising solely out of FDR's negligent performance of any of the services provided under this Agreement.

        5.2 FDR's INDEMNIFICATION. FDR shall indemnify Customer and Customer's Transaction Card Affiliates, and their respective directors, officers, employees and agents from and against any and all claims, liabilities, losses or damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to FDR's negligent performance of any of the services provided under this Agreement, provided that FDR's obligation to indemnify Customer and Customer's Transaction Card Affiliates and their respective directors, officers, employees and agents, shall be limited to:

                (a) The actual cost to FDR of reprocessing to correct the negligent performance; and

                (b) The additional out-of-pocket expenses incurred by Customer and Customer's Transaction Card Affiliates as a direct result of the negligent performance.

        5.3 NOTIFICATION. In the event a claim, suit or proceeding by a third party for which indemnification may be available under this Agreement is made or filed against a party or any Entity, the party against which the claim, suit or proceeding is made (the "Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") in writing of the claim, suit or proceeding. The Indemnifying Party, within thirty
(30) days, or such shorter period as is required to avoid any prejudice in the claim, suit or proceeding, after the notice, may elect to defend, compromise, or settle the third party claim, suit or proceeding at its expense. In any third party claim, suit or proceeding which the Indemnifying Party has elected to defend, compromise or settle, the Indemnifying Party shall not after the election be responsible for the expenses, including counsel fees, of the Indemnified Party but the Indemnified Party may participate therein and retain counsel at its own expense. In any third party claim, suit or proceeding the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnifying Party and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party to the extent that the judgment or settlement involves more than the payment of money without the written consent of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

        5.4 CLAIMS PERIOD. Any claim for indemnification under this Agreement must be made prior to the earlier of:

                (a) One year after the party claiming indemnification becomes aware of the event for which indemnification is claimed, or

                (b) One year after the earlier of the termination of this Agreement or the expiration of the Term of this Agreement.


                                    ARTICLE 6
                             LIMITATION OF LIABILITY

        6.1     LIMITATION ON LIABILITY.

                (a) Except as provided in Section 6.1(b), FDR's cumulative liability for any loss or damage, direct or indirect, for any cause whatsoever (including, but not limited to those arising out of or related to this Agreement) with respect to claims relating to events in any one Processing Year shall not under any circumstances exceed the amount of the Processing Fees paid to FDR pursuant to this Agreement for services performed in the immediately preceding twelve (12) month period, and in the case of the Processing Year 1, the Year 1 Minimum Processing Fees specified in Section I of Exhibit "B".

                (b) Notwithstanding the limitation of liability provided for in Section 6.1(a), in the event that FDR's liability in connection with this Agreement arises out of the gross negligence or wilful misconduct of FDR with respect to those obligations of FDR contained in Section 2.5 of this Agreement, then FDR's liability in connection with this Agreement shall not exceed two (2) times the amount of Processing Fees paid to FDR for services performed in the immediately preceding twelve (12) month period, and, in the case of Processing Year 1, the Year 1 Minimum Processing Fees specified in Section I of Exhibit "B".

        6.2 NO SPECIAL DAMAGES. IN NO EVENT SHALL FDR OR CUSTOMER BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT FDR OR CUSTOMER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                    ARTICLE 7
                            DISCLAIMER OF WARRANTIES

FDR SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. FDR, CUSTOMER AND CUSTOMER'S TRANSACTION CARD AFFILIATES HEREBY AGREE THAT FDR'S OBLIGATIONS TO CUSTOMER AND CUSTOMER'S TRANSACTION CARD AFFILIATES ARE RELATED TO FDR PROVIDING SERVICES, THAT THIS AGREEMENT IS A SERVICE AGREEMENT FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE AND THEREFORE THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO THIS AGREEMENT.


                                    ARTICLE 8
                                TERM OF AGREEMENT

        8.1 TERM AND RENEWALS. This Agreement is effective from the date hereof and shall extend for the Original Term and Renewal Term(s) set forth in Exhibit "B", Section III.


                                    ARTICLE 9
                                   TERMINATION

        9.1 TERMINATION BY FDR. Despite anything to the contrary herein contained, FDR, at its option, may terminate this Agreement under the following circumstances:

                (a)     If Customer fails to establish the account required by
        Section I-b of Exhibit "B" within three (3) business days after written notice to Customer of its failure to establish the account or within thirty (30) business days after written notice to Customer of its failure thereafter to maintain the account during the Term of this Agreement;

                (b) If FDR is unable to receive payment from Customer because sufficient funds are not available in the account established pursuant to Section I-b of Exhibit "B" and Customer, within thirty (30) business days after written notice to Customer, fails to provide and maintain sufficient funds in the account to permit FDR to receive full payment from the account or within ten (10) business days after written notice to Customer if FDR has given notice more than three times in any twelve month period;

                (c) Immediately without notice upon the termination of Customer's membership in VISA or MasterCard or either of their successors in interest, or if FDR has the right to give notice to MasterCard or VISA under Section 12.4 whether or not the notice is given;

                (d) Immediately, without notice, with respect to any of Customer's Transaction Card Affiliates upon termination of such Transaction Card Affiliates' membership in VISA or MasterCard or either of their successors in interest, or if FDR has the right to give notice to MasterCard or VISA under Section 12.4 with respect to such Transaction Card Affiliate, whether or not notice is given.

                (e) If Customer fails to pay any Daily Amount when required under Article 12 of this Agreement and does not cure the failure within two (2) business days after written notice to Customer of the failure or within one (1) business day after written notice to Customer if FDR has given notice of a failure to pay more than three times in any twelve month period;

                (f) If Customer, without explanation, fails to pay any amount due under this Agreement which does not give rise to the right to terminate under any other provision of this Section 9.1 within thirty
        (30) business days after written notice to Customer of its failure to pay the amount;

                (g) Upon twenty-four (24) hours notice by FDR if FDR has terminated Interchange Settlement of transactions on behalf of Customer or Customer's Transaction Card Affiliates pursuant to Section 12.7 for more than ten (10) consecutive days or for more than twenty (20) days in any Processing Year;

                (h)     If any Insolvency Event occurs with respect to Customer.

The rights of FDR to terminate under this Section 9.1 are cumulative and the existence of the right under any provision or subsection is not exclusive of the right under any other provision or subsection.

        9.2 TERMINATION BY CUSTOMER. Despite anything to the contrary herein contained, Customer, at its option, may terminate this Agreement under the following circumstances:

                (a) Immediately, without notice to FDR, in the event any Insolvency Event occurs with respect to FDR.

                (b) With advance written notice if directed to terminate this Agreement by the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Financial Institutions Examination Council, the Office of Thrift Supervision and, with respect to Customer's Transaction Card Affiliate, regulatory banking authorities of the State of California.

                (c) If FDR shall fail to perform or observe any of the material terms, covenants and conditions to be performed hereunder so that Customer, considering FDR's performance as a whole, is not receiving the services for which it contracted and such failure materially jeopardizes Customer's ability to operate its business and continues unremedied for a period of sixty (60) days after written notice from Customer to FDR specifying the failure and demanding that the same be remedied; or

                (d)     As provided in Sections 2.5(f) or 2.7(b).

        9.3 EFFECT OF TERMINATION. Upon the termination of this Agreement, FDR shall have no further obligation to provide services to Customer or Customer's Transaction Card Affiliates and all outstanding unpaid amounts due and owing to FDR under the terms of this Agreement shall become immediately due and payable. The termination of this Agreement shall not affect the following:

                (a) The obligation of Customer to pay for services rendered or any other obligation or liability owing or which becomes owing under this Agreement whether the obligations arise prior to or after the date of termination including the obligations to make the payments provided in Sections 9.4, 9.5, 12.1 and Section I of Exhibit "B";

                (b) The obligations set forth in this Agreement in connection with the InfoSight Software, the cc:Mail Software, the Recovery 1 Software and the HNC Software;

                (c) The provisions of Article 5 or any other indemnification obligations of either party;

                (d)     The provisions of Article 6;

                (e)     The provisions of Article 7; and

                (f) The provisions of Article 10 or any other confidentiality obligations of either party.

        9.4 PAYMENTS UPON TERMINATION. Despite anything in this Agreement to the contrary, if FDR terminates this Agreement in accordance with the provisions of Section 9.1 (other than as provided for in Section 9.1(d)) at any time prior to the expiration of the Term, Customer shall pay to FDR upon the termination, and prior to Deconversion, an amount equal to the sum of:

                (a) Minimum Processing Fees, as set forth in Section I-d of Exhibit "B", for the Processing Year in which the termination occurs (after crediting Customer for any Processing Fees paid for services provided in the Processing Year); and

                (b) Liquidated Damages calculated as set forth in Section 9.5.

In addition, in the event that this Agreement is terminated, for any reason, prior to the conclusion of the Original Term, Customer hereby agrees to pay FDR an amount equal to the Signing Bonus; provided, that such amount shall be reduced by an amount equal to one-sixtieth (1/60) of the Signing Bonus for each whole calendar month of the Original Term which has elapsed prior to the effective date of such termination.

        9.5 LIQUIDATED DAMAGES. The prices for services under this Agreement were determined by mutual agreement based upon certain assumed volumes of processing activity and the length of the Term of this Agreement. Customer acknowledges that without the certainty of revenue from the Year 1 Minimum Processing Fees and the Minimum Processing Fees provided in Section I of Exhibit "B", FDR would have been unwilling to provide processing services at the prices set forth in this Agreement. The parties agree it would be difficult or impossible to ascertain FDR's actual damages for a termination or other breach of this Agreement by Customer resulting in a termination of this Agreement before the end of the Term. The parties further agree that an amount equal to the sum of the present values of the payment in each full Processing Year which remains during the Term of this Agreement in an amount equal to thirty five percent (35%) of the Year 1 Minimum Processing Fee or Minimum Processing Fees, as applicable, for the Processing Year in which termination occurs (the "Liquidated Damages") is a reasonable estimation of the actual damages which FDR would suffer if FDR were to fail to receive the processing business for the full Term. In determining the present value of the amount, an interest rate equal to the three (3) month Treasury Bill Rate, as quoted by The Wall Street Journal for the date on which termination occurs, or if not available on the date of termination, as soon thereafter as the next edition of The Wall Street Journal is published, shall be assumed and the payments shall be assumed to be made on the first day of each Processing Year. Each party acknowledges and agrees, after taking into account the terms of this Agreement and all relevant circumstances at the date hereof, that the Liquidated Damages payable under this Section 9.5 represents a reasonable and genuine pre-estimate of the damages which would be suffered by FDR in the event of early termination of this Agreement and does not constitute a penalty. Despite the foregoing, nothing in this Agreement shall limit FDR's right to recover from Customer or Customer's Transaction Card Affiliates (a) any amounts advanced by FDR on behalf of Customer or Customer's Transaction Card Affiliates for Interchange Settlement, (b) any amounts for which Customer or Customer's Transaction Card Affiliates are liable other than for Processing Fees, or

(c) any payment under any provision for indemnification under this Agreement. Nothing in this Agreement shall limit the right of any party to this Agreement to seek injunctive relief, to the extent available, in respect of breaches of this Agreement.


                                   ARTICLE 10
                           CONFIDENTIAL NATURE OF DATA

        10.1 CUSTOMER'S PROPRIETARY INFORMATION. FDR shall not obtain any proprietary rights in any proprietary or confidential information which has been or at any time after the date of this Agreement is disclosed, directly or indirectly, to FDR by Customer or any of Customer's Transaction Card Affiliates ("Customer's Proprietary Information"). FDR shall maintain in confidence and shall not disclose to any third party, except as otherwise provided herein, Customer's Proprietary Information and FDR agrees that such information will be used by FDR only to perform services in accordance with this Agreement and for internal research and development with the intent of improving the Services or other services to be offered pursuant to this Agreement. FDR agrees to return to Customer upon the expiration or termination of this Agreement and payment for Deconversion as provided in Section I of Exhibit "B" and upon written request from Customer, all or any requested portion of Customer's Proprietary Information including, but not limited to:

                Cardholder Master Files
                Merchant Master Files
                Agent Bank Master Files
                Cardholder Revolving Transaction Files
                CIS Memo Files
                Authorizations, posted transactions, statement files, and all other data relating to Customer's Accounts

        10.2 FDR'S PROPRIETARY INFORMATION. Neither Customer nor Customer's Transaction Card Affiliates shall obtain any proprietary rights in any proprietary or confidential information which has been or at any time after the date of this Agreement is disclosed, directly or indirectly, to Customer or any of Customer's Transaction Card Affiliates by FDR, including without limitation, any data or information that is a trade secret or competitively sensitive material, FDR's user manuals, screen displays and formats, FDR's computer software and documentation, software performance results, flow charts and other specifications (whether or not electronically stored), data and data formats (collectively, "FDR's Proprietary Information") whether any of the materials are developed or purchased specifically for performance of this Agreement or otherwise. Customer agrees to, and shall cause its Affiliates to, return to FDR all of FDR's Proprietary Information upon the expiration or termination of this Agreement.

        10.3 CONFIDENTIALITY OF AGREEMENT. Except as required by law, Customer shall keep confidential and not disclose, and shall cause its Affiliates and their respective directors, officers, employees, representatives, agents and independent contractors to keep confidential and not disclose, any of the terms and conditions of this Agreement to any third party without the prior written consent of FDR.

        10.4 CONFIDENTIALITY. FDR, Customer and Customer's Transaction Card Affiliates agree to maintain Customer's Proprietary Information and FDR's Proprietary Information, respectively, in strict confidence. Without limiting the generality of the foregoing, FDR, Customer and Customer's Transaction Card Affiliates each agree:

                (a) Not to disclose or permit any other person or Entity access to Customer's Proprietary Information or FDR's Proprietary Information, as appropriate, except that the disclosure or access shall be permitted to an employee, officer, director, agent, representative, external or internal auditors or independent contractor of the party requiring access to the same in the course of his or her employment or services;

                (b) To ensure that its employees, officers, directors, agents, representatives and independent contractors are advised of the confidential nature of Customer's Proprietary Information and FDR's Proprietary Information, as appropriate, and are precluded from taking any action prohibited under this Article 10, provided that in any event Customer and FDR shall each be liable for any breach of this Article 10 by their respective employees, officers, directors, agents, representatives and independent contractors;

                (c) Not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of Customer's Proprietary Information or FDR's Proprietary Information, as appropriate; and

                (d) To notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of Customer's Proprietary Information or FDR's Proprietary Information, as appropriate, at any location or by any Entity other than those authorized by this Agreement.

        10.5 RELEASE OF INFORMATION. Despite the foregoing, Customer agrees that Customer's Proprietary Information may be made available to VISA, MasterCard or to supervisory or regulatory authorities of Customer or Customer's Transaction Card Affiliates upon the written request of the Entity and notice to Customer.

        10.6 EXCLUSIONS. Nothing in this Article 10 shall restrict either party with respect to information or data identical or similar to that contained in Customer's Proprietary Information or FDR's Proprietary Information, as appropriate, but which:

                (a) That party rightfully possessed before it received the information from the other as evidenced by written documentation;

                (b) Subsequently becomes publicly available through no fault of that party;

                (c) Is subsequently furnished rightfully to that party by a third party (no Affiliate of Customer shall be considered to be a third party) not known to be under restrictions on use or disclosure;

                (d) Is independently developed by an employee, agent or contractor of such party; or

                (e) Is required to be disclosed by law, regulation or court order, provided that the disclosing party will exercise reasonable efforts to notify the other party prior to disclosure.

        10.7 REMEDY. In the event of any breach of this Article 10, the parties agree that the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party from any violation of this Article 10 will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party, its employees, officers, directors, agents, representatives or independent contractors, and the other rights and remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this Article 10. The provisions of this
Article 10 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 11
                                 REPRESENTATIONS

        11.1    FDR'S REPRESENTATIONS. FDR represents and warrants that:

                (a) It is a corporation validly organized and existing under the laws of the State of Delaware;

                (b) It has full power and authority under its organizational documents and the laws of the State of Delaware to execute and deliver this Agreement and to perform its obligations hereunder;

                (c) It has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered this Agreement shall constitute a legal, valid and binding Agreement of FDR enforceable in accordance with its terms; and

                (d) The execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under its organizational documents or under the terms and conditions of any documents, agreements or other writings to which it is a party.

                (e) FDR represents and warrants that the Services shall be Year 2000 Compliant by December 31, 1999. "Year 2000 Compliant" means that, for mission-critical applications:

                        (i) date data from at least 1900 through 2049 will process without error or interruption due solely to the change in century, in any level of computer hardware, software or services FDR provides, including, but not limited to, microcode, firmware, system and application programs, files, databases and computer services;

                        (ii) there will be no loss of any functionality of the Services due solely to the change in century, with respect to the introduction, processing or output of records containing dates falling on or after January 1, 2000;

                        (iii) On and after January 1, 2000, Services that FDR provides will continue to be interoperable, in the same manner as they are prior to January 1, 2000, with software and hardware which may deliver records to, receive records from or interact with the Services in the course of processing data, provided that such other software and hardware uses a century windowing or interpretive approach (with a pivot year of 50).

                (f) The Services design shall accommodate, at a minimum, all of the following: (i) date data century recognition; (ii) calculations which accommodate same- and multi-century formulas and date values; and
        (iii) implied century on input/output of data.


        11.2 CUSTOMER'S REPRESENTATIONS. Customer represents and warrants that:

                (a) It is a corporation validly organized and existing under the laws of the California;

                (b) It has full power and authority under its organizational documents and the laws of the California to execute and deliver this Agreement and to perform its obligations hereunder;

                (c) It has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered this Agreement shall constitute a legal, valid and binding agreement of Customer enforceable in accordance with its terms; and

                (d) The execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under its organizational documents or under the terms and conditions of any documents, agreements or other writings to which it is a party.

                (e) Customer represents and warrants that any hardware or software provided by Customer or its vendors which is intended to deliver records to, receive records from or interact with the Services is Year 2000 Compliant as defined in this Section.

                (f) Customer agrees to cooperate fully, and to ensure that its vendors cooperate fully, with FDR to ensure the interoperability of the Services with hardware and software of the Customer or its vendors. FDR shall have the right, at its discretion, to reject any data file which it in good faith believes will interfere with the ability of the Services to be Year 2000 Compliant.

        11.3 FINANCIAL INFORMATION. In 1998, Customer shall, on quarterly basis, provide FDR with current copies of Customer's Balance Sheet and Income Statements in order to allow FDR to monitor Customer's financial status. In the event that Customer, in the reasonable opinion of FDR, is unable to pay its debts in the ordinary course of business or as they become due, or in the reasonable opinion of FDR Customer is unable to perform its obligations under this Agreement, then the parties agree to negotiate, in good faith, can amendment to or a revision of this Agreement to reflect Customer's changed financial status. All information provided under this Section 11.3 shall be Customer's Proprietary Information and shall be subject to the provisions of
Article 10 of this Agreement.


                                   ARTICLE 12
                             TRANSACTION SETTLEMENT

        12.1 INTERCHANGE SETTLEMENT ACCOUNT. In order for FDR to provide its services to Customer and Customer's Transaction Card Affiliates pursuant to this Agreement, it is necessary for FDR to handle and settle Interchange Settlement for Customer and Customer's Transaction Card Affiliates through the international Interchange networks of MasterCard and VISA. It shall be the responsibility of Customer and Customer's Transaction Card Affiliates to provide ICA and BIN numbers from MasterCard and VISA, respectively, for use by FDR in the settlement of transactions for Customer and Customer's Transaction Card Affiliates. Customer and Customer's Transaction Card Affiliates understand that FDR handles the Interchange Settlement with MasterCard and VISA for its clients including Customer and Customer's Transaction Card Affiliates on a net settlement basis (the "Settlement System"). To facilitate the Settlement System, FDR has established, will establish or will direct Customer to establish and may in the future establish or direct Customer to establish one or more interchange settlement Central Clearing Accounts (collectively the "Settlement Account") at one or more banks.

        12.2 TRANSFER OF FUNDS. FDR shall calculate and inform Customer on each business day of the amount of funds to be transferred (the "Daily Amount") as the result of (a) current transaction processing, and (b) funding required for incoming transactions of Customer and

Customer's Transaction Card Affiliates. If the Daily Amount is negative, Customer must transfer to the Settlement Account, by the close of business of the Federal Reserve System in New York, an amount equal to the Daily Amount. If the Daily Amount is positive, FDR will transfer to Customer, or will cause MasterCard or VISA to transfer to Customer, immediately available funds equal to the Daily Amount prior to the close of business of the Federal Reserve System in New York on such date.

        12.3    DAILY AMOUNT. The Daily Amount shall equal:

                (a) The Net Settlement Amount for Customer and Customer's Transaction Card Affiliates, plus


                (b) The amount necessary to fund incoming Interchange transactions not yet processed, determined in accordance with the FDR Settlement Rules, minus

                (c) The amount previously advanced by Customer with respect to prior incoming Interchange transactions for which processing is complete.

        12.4 FAILURE TO TRANSFER. In the event of the failure of Customer on any business day when required by the terms of this Agreement or the FDR Settlement Rules, to transfer the Daily Amount to the Settlement Account, FDR may refuse, after two (2) business days' written notice to Customer and without incurring any liability to Customer or Customer's Transaction Card Affiliates, to act as Customer's agent in discharging any VISA or MasterCard Interchange obligations of Customer and Customer's Transaction Card Affiliates and shall have the right to immediately notify MasterCard and VISA that it will no longer cause the MasterCard or VISA Interchange obligations of Customer and Customer's Transaction Card Affiliates to be discharged. In addition to the foregoing, FDR may take such actions with respect to Customer's and Customer's Transaction Card Affiliate's obligations under the Settlement System as FDR deems reasonable to protect FDR or its customers from any loss arising from Customer's non-payment of the Daily Amount. If Customer, within two (2) business days after written notice from FDR pays FDR the Daily Amount which Customer had failed to transfer to the Settlement Account together with late payment fees as set forth in
Section 12.5 of this Agreement, then FDR shall continue to act as Customer's agent in discharging Customer's VISA or MasterCard Interchange Settlement obligations.

        12.5 SETTLEMENT LATE PAYMENT FEE. In addition to any other provisions in this Agreement, in the event of Customer's failure to transfer or make available the Daily Amount for any business day, Customer shall pay to FDR a late payment fee (the "Settlement Late Payment Fee") which shall be equal to the amount Customer and Customer's Transaction Card Affiliates would have been required to pay as a late payment fee under MasterCard and VISA rules. The amount shall be calculated in accordance with the rules and shall continue to accrue until FDR shall have received the Daily Amount from Customer. Settlement Late Payment Fees shall be paid to FDR based upon the rules even though FDR may have elected to make settlement with MasterCard or VISA in a timely manner on behalf of Customer and Customer's Transaction Card Affiliates. If FDR has received funds from VISA and/or MasterCard as a result of Interchange Settlement on behalf of Customer or Customer's Transaction Card Affiliates and fails to make available the Daily Amount to Customer, FDR shall pay to Customer a late payment fee based on the Daily Amount calculated in the same manner as the Settlement Late Payment Fee.

        12.6 NO INDEPENDENT OBLIGATION. The obligation of FDR to discharge any VISA or MasterCard Interchange obligations of Customer or Customer's Transaction Card Affiliates shall be solely as an agent of Customer and Customer's Transaction Card Affiliates in accordance with the terms and provisions of this Agreement and the FDR Settlement Rules. FDR shall have no independent obligation with respect to the discharge of the Interchange obligations of Customer or Customer's Transaction Card Affiliates.

        12.7 VIOLATION OF RULES. In the event that MasterCard or VISA shall notify FDR of any violation of the rules and regulations of MasterCard or VISA, relating to Customer or Customer's Transaction Card Affiliates or transactions processed for Customer or Customer's Transaction Card Affiliates, FDR shall have the right, without liability to Customer or Customer's Transaction Card Affiliates, to terminate Interchange Settlement of transactions on behalf of Customer and Customer's Transaction Card Affiliates under this Agreement until the time as FDR shall have been notified by MasterCard or VISA that the violation has been corrected.

        12.8 RELIANCE ON OTHER PARTIES. Customer acknowledges that performance of Interchange Settlement involves the settlement of certain of Customer's and Customer's Transaction Card Affiliates' transactions jointly and on a combined net basis with the settlement of transactions of other customers of FDR. Accordingly, the payment or receipt by FDR of settlement monies on behalf of Customer and Customer's Transaction Card Affiliates may be dependent on equivalent payments or receipts being received or made by or for other customers of FDR and in respect of transactions involving Transaction Cards issued by such other customers. FDR and Customer will cooperate and use all reasonable resources to identify the reason for any settlement failure and shall attempt to work to its resolution.

        12.9 COMPLIANCE WITH INSTRUCTIONS. FDR shall be entitled without further inquiry to execute or otherwise act upon (a) instructions or information or purported instructions or information received through the MasterCard and VISA payment systems and instructions or information, or (b) purported instructions or information received in accordance with the MasterCard and VISA rules or settlement manuals otherwise than through the payment systems or in accordance with the FDR Settlement Rules notwithstanding that it may afterwards be discovered that the instructions or information were not genuine or were not initiated by Customer or Customer's Transaction Card Affiliates. Such execution or action shall constitute a good discharge to FDR, and FDR shall not be liable for any liability, damage, expense, claim or loss (including loss of business, loss of profit or exemplary, punitive, special, indirect or consequential damages of any kind) whatsoever arising in whatever manner, directly or indirectly, from or as a result of the execution or action.

        12.10 RESTRICTIONS ON SETOFF. Customer and Customer's Transaction Card Affiliates agree to discharge their Interchange Settlement obligations to FDR under this Article 12 in full and on first written demand waiving any defense, setoff or right of counterclaim (without prejudice to the ability of Customer or Customer's Transaction Card Affiliates to pursue these independently) and notwithstanding any act or omission or alleged act or omission or any insufficiency or deficiency that there is or has been or that may be alleged in the performance by FDR of its obligations under this Agreement or otherwise. FDR agrees, however, that it shall not setoff against any payment to be made by it to Customer or Customer's Transaction Card Affiliates or on their behalf pursuant to this Article 12 any amount due and payable by Customer or Customer's Transaction Card Affiliates to FDR (without prejudice to the ability of FDR to pursue these independently) other than amounts due and payable by Customer or Customer's Transaction Card Affiliates or on their behalf to FDR pursuant to this Article 12.

        12.11 TRAILING ACTIVITY. If Customer terminates this Agreement or if Customer or any of Customer's Transaction Card Affiliates ceases to obtain processing services from FDR under this Agreement in a manner which results in fees or charges relating to Customer's Accounts continuing to be included as a part of FDR's net settlement with MasterCard or VISA, FDR may obtain daily payment from the Settlement Account established under Section 12.1 or, if the Settlement Account no longer exists, Customer will provide FDR immediately upon notice with access to an account of Customer's funds, not requiring signature, which FDR may draw upon in order to receive payment for such fees and charges. FDR will provide Customer with documentation for all fees and charges paid on behalf of Customer.

                                   ARTICLE 13
                                     GENERAL

        13.1 ASSIGNMENT. Except as otherwise provided herein, the rights and obligations of Customer and Customer's Transaction Card Affiliates, on the one hand, and FDR on the other hand, under this Agreement are personal and not assignable by either party, either voluntarily or by operation of law, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto or their respective successors and permitted assigns.

        13.2 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing compensation nor any other provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of independent parties contracting for services and, for purposes of Interchange Settlement only, the relationship of principal and agent as set forth in Section 12.6. Neither Customer or FDR has, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other except as specifically provided in connection with the Interchange Settlement.

        13.3 BUSINESS CONTINUITY PLAN. FDR has created a business continuity plan (the "Business Continuity Plan"). FDR shall provide Customer with a written summary of such Business Continuity Plan upon the written request of Customer. Despite the foregoing, FDR reserves the right to change such Business Continuity Plan from time to time during the Term of this Agreement. At any time, upon Customer's request, FDR shall explain all changes made to the Business Continuity Plan. Any such change shall not degrade the quality of the Business Continuity Plan in a manner which has a material, adverse impact on the services provided hereunder. FDR will undertake and make certain revisions to its Business Continuity Plan which will meet or exceed regulatory agency contingency planning criteria. FDR's Business Continuity Plan includes a time frame schedule for recovering critical business functions.

        13.4 STATE LAW. Except as provided for in Section 13.16, this Agreement shall be governed by the laws of the State of New York as to all matters including validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof. For purposes of any suit, action or proceeding Customer agrees that any process to be served in connection therewith shall, if delivered, sent or mailed in accordance with
Section 13.5, constitute good, proper and sufficient service thereof.

        13.5 NOTICE. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

If to FDR:
                         First Data Resources Inc.
                         10825 Farnam Drive
                         Omaha, Nebraska 68154
                         Attn: President
                         Telecopy Number: 402-222-7334

With a copy to:

                         First Data Resources Inc.
                         10825 Farnam Drive
                         Omaha, Nebraska 68154
                         Attn: Counsel
                         Telecopy Number: 402-222-7700

If to Customer:
                         Internet Access Financial Corporation
                         595 Market Street
                         Suite 2250
                         San Francisco, California 94105

A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this section. In the event FDR provides notice hereunder to Customer of any default by Customer in the performance of the provisions of this Agreement, which default could result in the termination of this Agreement, FDR may, at its option, deliver a copy of the notice to any of Customer's Transaction Card Affiliates receiving services under this Agreement.

        13.6 HEADINGS. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The recitals set forth on the first page of this Agreement are incorporated into the body of the Agreement. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to".

        13.7 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

        13.8 FORCE MAJEURE AND RESTRICTED PERFORMANCE. If performance by either FDR or Customer of any service or obligation under this Agreement, including Start-Up or Deconversion, is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure of MasterCard or VISA, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which are beyond the reasonable control of either

FDR or Customer, as the case may be, then either FDR or Customer, as the case may be shall be excused from the performance to the extent of the prevention, restriction, delay or interference. As a condition to continuing to perform embossing services for card issuing members of VISA U.S.A. Inc., FDR was required to enter into a VISA Card Personalization Agreement dated May 1, 1993, (the "VISA Agreement"). Under certain circumstances VISA is permitted, pursuant to the VISA Agreement, to temporarily or permanently prevent or restrict FDR's right to perform embossing services for card issuing members of VISA U.S.A. Inc. Customer and Customer's Transaction Card Affiliates hereby agree that if, as a result of VISA exercising its rights under the VISA Agreement, FDR is prevented or restricted by VISA from performing embossing services for Customer or Customer's Transaction Card Affiliates, then FDR shall be excused from the performance of such embossing services to the extent of such prevention or restriction by VISA.

        13.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

        13.10 AUDIT. From time to time during the Term of this Agreement, FDR will allow a third party, selected by FDR, to perform an audit of the electronic data processing environment maintained by FDR to provide the services contemplated under this Agreement. FDR shall provide Customer or Customer's Transaction Card Affiliate with a copy of the results of the audit if Customer or Customer's Transaction Card Affiliate request a copy in writing.

        13.11 RISK OF LOSS. Customer shall be responsible for any and all risk of loss to any tangible item (a) provided by FDR for Customer (including without limitation statements and embossed cards) upon the delivery of such items to the U.S. Postal Service or such other courier as Customer may select, and (b) provided by Customer to FDR until actual receipt of such items by FDR. It is expressly understood that the U.S. Postal Service and any courier selected by Customer are the agents of Customer and not FDR.

        13.12 EQUAL EMPLOYMENT OPPORTUNITY. FDR will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, disability, age or veteran status as ordered by the Secretary of Labor pursuant to Section 202 of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

        13.13 INFORMAL DISPUTE RESOLUTION. Any controversy or claim between FDR, on the one hand, and Customer on the other hand, arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, ("Dispute") shall be resolved as follows:

                (a) Upon written request of either FDR, on the one hand, or Customer, on the other hand, the parties will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

                (b) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

                (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

                        (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                        (ii) the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Section 13.13 will not be construed to prevent a party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 10.7.

        13.14   ARBITRATION.

                (a) If the parties are unable to resolve any Dispute as contemplated by Section 13.13, such Dispute shall be submitted to mandatory and binding arbitration at the election of either FDR, on the one hand, and Customer, on the other hand (the "Disputing Party"). Except as otherwise provided in this Section 13.14, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

                (b) To initiate the arbitration, the Disputing Party shall notify the other party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and
        (iv) name an arbitrator who (A) has been licensed to practice law in the U.S. for at least ten years, (B) is not then an employee of Customer or FDR or an employee of an Affiliate of either Customer or FDR, and (C) is experienced in representing clients in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) sped the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen (15) days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

                (c) The arbitration hearing shall be held in such neutral location as the parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. In the event summary judgment or partial summary judgment is granted, the non-prevailing party may not raise as a basis for a motion to vacate an award that the Arbitration Panel failed or refused to consider evidence bearing on the dismissed claim(s) or issue(s). The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Section 13.14.

                (d) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 13.14, the arbitrator shall be replaced by the party who selected such arbitrator, or if such arbitrator was selected by the two party appointed arbitrators, by such two party-appointed arbitrators selecting a new third arbitrator in accordance with Section 13.14(b). Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this Section 13.14(d) after the arbitration hearing has commence, then a rehearing shall take place in accordance with the provisions of this Section 13.14 and the Commercial Arbitration Rules of the AAA.

                (e) At the time of granting or denying a motion for summary judgment as provided for in (c) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

                (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

                (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

                (h) Each party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

        13.15 JUDICIAL PROCEDURE. Nothing in Sections 13.13 or 13.14 shall be construed to prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant to Section 13.13 or 13.14.

        13.16 FEDERAL ARBITRATION ACT. The parties acknowledge and agree that performance of the obligations under this contract necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to relevant provisions of Sections 13.13 and 13.14.

        13.17 INSURANCE. FDR agrees that during the Term of this Agreement it will obtain and maintain commercially reasonable levels of insurance covering various types of liabilities, including but not limited to comprehensive crime and employee fidelity bond coverage, which FDR, in its reasonable business judgment, determines is appropriate to cover the potential exposure that FDR and its customers could experience. FDR shall provide certificates or other suitable evidence of such insurance upon Customer's request; provided, however, that FDR, at its sole election, shall be permitted to make any modification, change, reduction or increase in the types of coverage or the amount of coverage which FDR, in its reasonable judgment, determines is appropriate. The certificates of evidence of insurance shall provide that the insurance carrier will use reasonable efforts to endeavor to provide Customer with written notice when FDR or the insurance carrier makes any changes in the types or levels of insurance maintained by FDR.

        13.18 ENTIRE AGREEMENT. This Agreement, including Exhibits and the executed Affiliate Agreements, if any, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter. This Agreement may not be modified except by a writing signed by authorized representatives of both parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties to this agreement have caused it to be executed by their duly authorize officers as of the day and year first written above.


FIRST DATA RESOURCES INC.


By:  /s/ JOHN THIELEN
     -------------------------------------------

Name:  JOHN THIELEN
       -----------------------------------------

Title:  SENIOR VICE PRESIDENT
        ----------------------------------------



INTERNET ACCESS FINANCIAL CORPORATION


By:  /s/ JEREMY LENT
     -------------------------------------------

Name:  JEREMY LENT
       -----------------------------------------

Title:  CHIEF EXECUTIVE OFFICER
        ----------------------------------------

                                  EXHIBIT "A"
                                    SERVICES

I.    THE FOLLOWING DOCUMENTS SPECIFICALLY DESCRIBE THE SERVICES REFERRED TO IN
      SECTION II:

      User Manuals:

               Adjustments
               Application Controls
               Applications
               Authorizations
               Authorization Only
               Cardholder Account Maintenance
               Cardholder Billing
               Cardholder New Accounts
               Cardholder Non-Monetary Transactions
               Cardholder Plastics
               Cardholder Select
               Cardholder System Features
               Chargeback Message Codes
               Chargebacks
               Client-Defined Screens
               Collections
               Company Cards
               Credit
               Customer Inquiry Management System
               Customer Inquiry System
               Equasion Correspondence
               Monetary Entry
               PIN Management
               Plastics Related Formats
               Product Control File
               Product Control File Utilities
               Reference Manual
               Reports Management System
               Retrievals
               Security
               Settlement
               Strategy Management
               System Administration
               System Overview

      Customer bulletins issued by FDR

II.   SERVICES

      A. FDR will provide Customer with an on-line terminal facility (not the terminals themselves), on-line access to Transaction Card processing software, adequate computer time and other mechanical Transaction Card services as more specifically described in the documents referred to in Section I.

      B. Reports will be made available to Customer in accordance with FDR's Reports Management System (RMS): (i) on hardcopy which shall be express mailed (overnight delivery) to Customer from FDR, (ii) via remote job entry (RJE) or Network Data Mover (NDM) transmission from FDR, (iii) on-line from FDR, (iv) via Microfiche and/or (v) on CD-ROM disk, based upon Customer's needs. Other pertinent documents shall also be made available to Customer on hardcopy.

      C. Issuer's Clearinghouse Services (ICS): The system whereby FDR processes and submits to the Issuer's Clearinghouse Service (ICS), on behalf of Customer, information concerning potential and existing Cardholders in accordance with the operating regulations of MasterCard and VISA. Inquiries into FDR's ICS on-line files utilizing FDR's ICS on-line transactions by an employee of Customer via Customers's CRT terminals will be counted as a non-monetary transaction. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that FDR's sole responsibility under the ICS services is to provide electronic data processing services to Customer in connection with Customer's use of the ICS. FDR shall not be responsible for and assumes no responsibility for: (i) any damages, losses or liabilities whatsoever arising out of the use by Customer of the ICS data bases, including any liability or obligation of Customer arising out of or related to its compliance with the Fair Credit Reporting Act or any other applicable federal, state or local law or ordinance; (ii) the accuracy of any information supplied by Customer to the ICS or for any verification of such information based upon reports provided to Customer through the ICS; and (iii) Customer's compliance with the operating regulations of MasterCard and VISA with respect to the ICS service. IN ADDITION, CUSTOMER UNDERSTANDS THAT FDR DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE USE AND OPERATION OF THE ICS, BOTH EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

      D. FDR shall provide Customer and Customer's Transaction Card Affiliates with PC Remote Access Services as described in Section III of this Exhibit "A". In order for Customer and Customer's Transaction Card Affiliates to have access to the PC Remote Access Services, Customer and Customer's Transaction Card Affiliates shall be responsible, at their expense, for all computer equipment and PC software at Customer's and Customer's Transaction Card Affiliates' locations necessary to so access the services, as such hardware and software requirements are specified by FDR. All communication charges associated with accessing the FDR computers and equipment used to provide the PC Remote Access Services shall be paid by Customer.

      E.     Specific Services are defined in Section IV.

III.  ANCILLARY SERVICES

      A. InfoSight Services FDR agrees to update on a monthly basis certain selected fields of the master files of Customer. Such files may be selected at the system and/or system principal level of the FDR System. FDR agrees to provide Customer with dial-up access to such files each business day of each week. The hours of access during such business days shall be 7:00 a.m. to 7:00 p.m. Central Standard or Central Daylight Time, as appropriate. FDR agrees to provide customer service support to Customer in its use of such services provided by FDR. The amount and type of customer service support shall be that which FDR determines is reasonably necessary in its exercise of good faith business judgment. In order for Customer and Customer's Transaction Card Affiliates to obtain InfoSight Services as described in this section, FDR shall permit Customer and Customer's Transaction Card Affiliates to access Customer's data base pursuant to the use of certain software which FDR licensed from Oracle Corporation ("Oracle") pursuant to a Software License and Services Agreement dated November 20, 1992 (the "InfoSight Software").

            (1) Customer and Customer's Transaction Card Affiliates represent and warrant to FDR that each will permit the InfoSight Services to be utilized or accessed in its internal business only by its own personnel. Customer and Customer's Transaction Card Affiliates shall not copy the InfoSight Software. Customer and Customer's Transaction Card Affiliates will not reverse assemble or reverse compile the InfoSight Software program, nor transfer, sublicense, rent, lease or assign the InfoSight Software.

            (2) The provisions set forth in this section only grant Customer and Customer's Transaction Card Affiliates the right to use the InfoSight Software and do not grant any rights of ownership to Customer or Customer's Transaction Card Affiliates. Customer and Customer's Transaction Card Affiliates shall not publish any results of any benchmark tests run on the InfoSight Software.

            (3) If FDR's right to license the use of the InfoSight Software to Customer and Customer's Transaction Card Affiliates is terminated because the InfoSight Software infringes upon the copyright, patent, or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of the InfoSight Services upon thirty (30) days notice to Customer and Customer's Transaction Card Affiliates, or such shorter period of notice as coincides with the termination of FDR's right to license the use of the InfoSight Software, and FDR shall have no further liability to Customer and Customer's Transaction Card Affiliates with respect to the terminated services.

            (4) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's and Customer's Transaction Card Affiliates' license to use the InfoSight Software, Customer and Customer's Transaction Card Affiliates shall deliver to FDR all copies of the documentation, together with all separate informational materials provided with respect to the InfoSight Services or the InfoSight Software, in Customer's or Customer's Transaction Card Affiliates' possession, custody or control or, at Customer's or Customer's Transaction Card Affiliates' discretion, shall destroy the same, as directed by FDR.

            (5) Customer and Customer's Transaction Card Affiliates agree to indemnify and hold harmless Oracle, its subsidiaries, Affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, resulting from or arising out of (i) the failure of Customer or Customer's Transaction Card Affiliates to observe any covenant or condition set forth in this section,
                  (ii) the violation by Customer or Customer's Transaction Card Affiliates of any applicable statute, law or regulation associated with the InfoSight Software, or (iii) Customer's or Customer's Transaction Card Affiliates' use of the InfoSight Services in a manner not provided for in this section.

            (6) Customer and Customer's Transaction Card Affiliates acknowledge that the InfoSight Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Customer and Customer's Transaction Card Affiliates each certify that neither the InfoSight Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act.

            (7) NEITHER FDR NOR ORACLE MAKES ANY WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A

                  PARTICULAR PURPOSE. ORACLE DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE INFOSIGHT SOFTWARE WILL MEET CUSTOMER'S OR CUSTOMER'S TRANSACTION CARD AFFILIATES' REQUIREMENTS OR THAT THE OPERATION OF THE INFOSIGHT SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES HAVE ANY CAUSE OF ACTION AGAINST ORACLE, NOR WILL ORACLE BE LIABLE TO CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES FOR ANY LOSSES, DAMAGES OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES EVEN IF ORACLE IS INFORMED OF THEIR POSSIBILITY.

      B. FDR LinkUp Services FDR agrees to provide to Customer and Customer's Transaction Card Affiliates electronic mail services consisting of a system whereby Customer or Customer's Transaction Card Affiliates may create, edit, transmit, store and retrieve data, in the form of textual messages and binary files, utilizing Customer's telephone communication lines to FDR and certain data storage facilities residing on Customer's computer equipment ("Mailboxes"). FDR shall assign to Customer a number of Mailboxes, which may be increased or decreased by Customer at any time following at least thirty (30) days written notice to FDR, provided that Customer shall be required to maintain at least one
(1) Mailbox at all times. In order for Customer and Customer's Transaction Card Affiliates to obtain FDR LinkUp Services as described in this section, FDR shall distribute to Customer and Customer's Transaction Card Affiliates cc:Mail Software and related documentation (collectively, the "cc:Mail Software").

            (1) Customer and Customer's Transaction Card Affiliates represent and warrant to FDR that each will permit the FDR LinkUp Services to be utilized or accessed in its internal business only by its own personnel. Each copy of the cc:Mail Software provided to Customer and Customer's Transaction Card Affiliates may be used by Customer or Customer's Transaction Card Affiliate on a single computer only, and in no event may Customer or Customer's Transaction Card Affiliates install any cc:Mail product given to Customer or Customer's Transaction Card Affiliates by FDR on a network server. Neither Customer nor Customer's Transaction Card Affiliates shall copy the cc:Mail Software except that Customer and Customer's Transaction Card Affiliates may make archival copies of the cc:Mail Software for the sole purpose of having a backup copy. Customer and Customer's Transaction Card Affiliates each agree that it will not reverse assemble or reverse compile the cc:Mail Software program, nor transfer, sublicense, rent, lease or assign the cc:Mail Software. The cc:Mail Software is owned by cc:Mail, Inc., a division of Lotus Development Corporation ("Lotus") and is protected by United States copyright laws and international treaty provisions.

            (2) Customer and Customer's Transaction Card Affiliates shall be responsible, at their expense, for all computer equipment at Customer's or Customer's Transaction Card Affiliates' locations necessary to use the cc:Mail Software. All communication charges associated with accessing the FDR computers and equipment used to provide FDR LinkUp Services shall be paid by Customer.

            (3) If FDR's right to distribute the cc:Mail Software is terminated because the software infringes upon the copyright, patent, or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of FDR LinkUp Services upon thirty (30) days notice to Customer, or such shorter period of notice as coincides with the termination of FDR's right to distribute the software, and FDR shall have no further liability to Customer or Customer's Transaction Card Affiliates with respect to the terminated services.

            (4) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's and Customer's Transaction Card Affiliates' right to use the cc:Mail Software, Customer and Customer's Transaction Card Affiliates shall deliver to FDR all copies of the relevant software and associated documentation, together with all separate informational materials provided with respect to the services or the software, in their possession, custody or control or shall destroy the same, as directed by FDR. In addition, an officer of Customer shall certify in writing to FDR that use of the relevant software has been discontinued and all items have been returned or destroyed as required in this section.

            (5) Customer and Customer's Transaction Card Affiliates agree to indemnify and hold harmless Lotus, its subsidiaries, affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, resulting from or arising out of (i) the failure of Customer or Customer's Transaction Card Affiliates to observe any covenant or condition set forth in this Section,
                  (ii) the violation by Customer or Customer's Transaction Card Affiliates of any applicable statute, law or regulation, or
                  (iii) Customer's or Customer's Transaction Card Affiliates' use of the FDR LinkUp Services.

            (6) Customer and Customer's Transaction Card Affiliates acknowledge that the cc:Mail Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Customer and Customer's Transaction Card Affiliates certify that neither the cc:Mail Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act. RESTRICTED RIGHTS LEGEND. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph
                  (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 52.227-7013. cc:Mail, Inc., 2141 Landings Drive, Mountain View, CA 94043.

            (7) NEITHER FDR NOR LOTUS MAKES ANY WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LOTUS DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE CC:MAIL SOFTWARE WILL MEET CUSTOMER'S OR CUSTOMER'S TRANSACTION CARD AFFILIATES' REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES HAVE ANY CAUSE OF ACTION AGAINST LOTUS, NOR WILL LOTUS BE LIABLE TO CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES FOR ANY LOSSES, DAMAGES OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES EVEN IF LOTUS IS INFORMED OF THEIR POSSIBILITY.

      C. Equasion APS Services FDR shall make available to and perform for Customer and Customer's Transaction Card Affiliates Application Processing Services and On-Line Credit Bureau Report Request Services using the Equasion(R) Automated Credit Application Processing System/Bureau Link(R) ("Equasion APS") in accordance with the description of services set forth in Section IV of this Exhibit "A". Customer shall indemnify and hold harmless FDR and its employees from and against all claims, damages, losses and expenses arising out of FDR's performance of Application Processing Services and On-Line Credit Bureau Report Request Services under this Agreement, to the extent that such claim, damage, loss or expense is caused by any error, omission or negligence of Customer, employees of Customer or of any other persons or Entities who are directly or indirectly associated with Customer or who directly or indirectly participate with Customer in connection with its operations of a Transaction Card program as Affiliates, Agent Banks or otherwise. Customer shall have no obligation to indemnify FDR against any liability, loss or damage FDR might suffer arising solely out of FDR's negligent performance of Application Processing Services and On-Line Credit Bureau Report Request Services called for by this Agreement. FDR will use due diligence in processing the application materials received from Customer, and the performance by FDR of the Application Processing Services and the On-Line Credit Bureau Report Request Services called for in this Agreement shall be consistent with industry standards. Customer acknowledges that the supplier of Equasion APS to FDR is a third party beneficiary to this Agreement. Equasion is a registered trademark of First Data Resources Inc. Bureau Link is a registered trademark of American Management Systems, Incorporated.

        D. Recovery 1 Services In order for Customer and Customer's Transaction Card Affiliates to obtain Recovery 1 Services as described in this Exhibit "A", FDR shall permit Customer to access FDR's data base and to use the Recovery 1 Shared Services System software and all human readable user documentation including additions, updates, revisions, corrections and modifications to the foregoing delivered to Customer or Customer's Transaction Card Affiliates from time to time (collectively, the "Recovery 1 Software") in accordance with the terms and conditions contained herein.

            (1) Customer and Customer's Transaction Card Affiliates represent and warrant to FDR that the Recovery 1 Software will be accessed and utilized only in conjunction with their respective internal businesses and only by their own personnel. Neither Customer nor Customer's Transaction Card Affiliates shall copy, decompile, reverse compile or reverse assemble the Recovery 1 Software nor transfer, sublicense, rent, lease or assign the same. The provisions set forth in this section only grant to Customer and Customer's Transaction Card Affiliates a right to use the Recovery I Software and in no way grant or convey any rights of ownership.

            (2) If FDR's right to license the use of the Recovery 1 Software to Customer and Customer's Transaction Card Affiliates is terminated because the Recovery I Software infringes upon the copyright, patent or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of Recovery 1 Services and Customer's and Customer's Transaction Card Affiliates' license to the Recovery 1 Software upon thirty (30) days' written notice and FDR shall have no further liability to Customer or Customer's Transaction Card Affiliates with respect to such Services or Software.

            (3) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's license to use the Recovery I Software, Customer shall deliver to FDR all copies of the documentation, together with all separate informational materials provided with respect to the Recovery 1 Services or the Recovery 1 Software, in Customer's possession, custody or control or, at Customer's discretion, shall destroy the same, as directed by FDR. In addition, an officer of Customer shall certify in writing to FDR that, to the best of its knowledge, use of the Recovery 1 Software has been discontinued and all items have been returned or destroyed as required in this section.

            (4) Customer agrees to indemnify and hold harmless FDR, its subsidiaries, Affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, resulting from or arising out of
                  (i) the failure of Customer or Customer's Transaction Card Affiliates to observe any covenant or condition set forth in this section, (ii) the violation by Customer or Customer's Transaction Card Affiliates of any applicable statute, law or regulation associated with the Recovery 1 Software, or (iii) Customer's or Customer's Transaction Card Affiliates' use of the Recovery 1 Services or the Recovery 1 Software in a manner not provided for in this section.

            (5) Customer acknowledges that the Recovery 1 Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Customer certifies that neither the Recovery 1 Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act.

            (6) FDR MAKES NO WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED UNDER THIS SECTION, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FDR DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE RECOVERY 1 SOFTWARE WILL MEET CUSTOMER'S OR CUSTOMER'S TRANSACTION CARD AFFILIATES' REQUIREMENTS OR THAT THE OPERATION OF THE RECOVERY 1 SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES HAVE ANY CAUSE OF ACTION AGAINST FDR, NOR WILL FDR BE LIABLE TO CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES FOR ANY LOSSES, DAMAGES OR ANY ECONOMIC. CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR

                  SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY CUSTOMER OR CUSTOMER'S TRANSACTION CARD AFFILIATES IN CONNECTION WITH THE RECOVERY 1 SERVICES OR SOFTWARE EVEN IF FDR IS INFORMED OF THEIR POSSIBILITY.

      E. FRAUD MANAGEMENT/FRAUD DETECTION (FALCON) SERVICES FDR shall provide Customer and Customer's Transaction Card Affiliates (hereinafter referred to as "Customer") with Credit Card Fraud Management/Fraud Detection Services in conjunction with HNC, Inc., and its Falcon(TM) software (hereinafter referred to as the "HNC Software"), which services shall consist of those services set forth in this section.

            (1) FDR shall provide Customer with Credit Card Fraud Management/Fraud Detection Services by utilizing the output of the Falcon Neural Engine computational model (designed to detect credit card fraud) which encompasses or contains the Falcon Credit neural network-based system, as such same software is licensed to FDR by HNC and is commonly known as the Falcon Credit Card Fraud Detection Model (hereinafter referred to as the 'Credit Card Output Access') solely for the purpose of assisting Customer in detecting possible fraudulent transaction account activity on the credit card accounts of Customer and for no other purpose. Except as expressly provided in this section, no right or license under any patent, copyright, trade secret, trademark or other intellectual property of FDR or other person is granted or is to be inferred from this section. Customer agrees that FDR's providing of Credit Card Fraud Management/Fraud Detection Services does not confer upon Customer any license in or to the Credit Card Computational Model.

            (2) The parties acknowledge that the HNC Software, from which the Credit Card Output Access is generated, is licensed to FDR pursuant to a license agreement (the "HNC License Agreement"). FDR shall use commercially reasonable efforts to extend or renew the initial or any renewal terms, as the case may be, of the HNC License Agreement and if the HNC License Agreement expires or is terminated, FDR shall promptly notify Customer of such termination or expiration. FDR shall use commercially reasonable efforts to substitute for HNC one or more software vendors from whom FDR shall license, on commercially reasonable terms, one or more software packages that will generate output access that provides, in all material respects, the utility and performance provided by the Credit Card Output Access generated by the HNC Software.

            (3) FDR and Customer shall mutually establish a fraud detection strategy designed to fulfill Customer's fraud detection requirements. Customer's fraud detection strategy shall be summarized in an authorization report which shall set forth the variables and computational parameters which reflect such fraud detection strategy (the "Strategy Approval Form"). Customer will provide a single point of contact, prior to beginning of service, to establish start-up requirements. Customer shall notify FDR in writing of the contact's identity. Customer's contact person will be authorized to build and approve the fraud detection strategy, to determine the fraud score criteria, to approve product control file changes and to approve the Strategy Approval Form. FDR shall assist Customer in the establishment of the processing parameters designed to effectively implement Customer's fraud detection strategy. Customer shall be solely responsible for approving the processing parameters set forth in the Strategy Approval Form, and shall verify that such parameters effectively satisfy the requirements of Customer's fraud detection strategy. FDR shall construct, or cause to be constructed, a computational process which reasonably conforms to Customer's Strategy Approval Form. In no event, however, shall FDR be liable to any person for any damages caused by either the HNC Software, any deficiency in the construction of the processing parameters or any deficiency in the content of the approved Strategy Approval Form. Furthermore, Customer shall be responsible for the accuracy of all Customer data and fraud control data provided to FDR. If Customer desires to alter its fraud detection strategy, Customer shall notify FDR in writing at least 30 days before such changes are to become effective. Customer shall submit to FDR a modified Strategy Approval Form setting forth the processing parameter changes desired.

            (4) Together with HNC, FDR will provide Customer with the following Credit Card Call Processing Services:

                  (a) FDR will utilize its Fraud Detection WorkCenter, using the HNC Software, to monitor authorizations queued as a result of the fraud detection criteria and/or fraud score.

                  (b) FDR will initiate outbound telephone calls to the Cardholders of Customer who have had authorization activity on their account and appear in a Fraud Detection WorkCenter Queue Group.

                  (c) FDR will make up to four attempts to reach the Cardholder within a 48-hour period. All attempts will be made within the hours of 8:00 a.m. and 9:00 p.m. (Central Time Zone).

                  (d) FDR will attempt all home and business telephone numbers as provided by Customer's Cardholder masterfile.

                  (e) If FDR is unable to contact the Cardholder, a message for the Cardholder to contact FDR at a to-be-provided 800 number will be delivered to the Cardholder's home message machine and/or to responsible adults.

                  (f) When the FDR call results in contact with the Cardholder, and the Cardholder validates the authorization activity, FDR will record an on-line account memo (to the Customer Inquiry System) indicating the results of the call.

                  (g) When the FDR call results in contact with the Cardholder and the Cardholder is unable to validate the activity, FDR will initiate a Lost/Stolen Report and place a block on the account. (Standard fees apply for the Lost/Stolen Report.) FDR will record an on-line account memo (to the Customer Inquiry System) indicating the results of the call.

                  (h) If FDR encounters activity which appears uncharacteristic or unusual for a Cardholder Account and FDR is unable to contact successfully the Cardholder, then FDR may place a block on the Cardholder Account to prevent further authorization approvals until either the Cardholder or Customer successfully verifies the activity. On a daily basis, FDR will fax to Customer a list of accounts which have been blocked because of uncharacteristic or unusual account activity. The account will remain blocked until Customer instructs FDR in writing via fax to remove such block.

                  (i) Upon the request of Customer, FDR may at its option, provide additional services, including the following: telephone number look-ups, inbound call processing after the 48-hour period, fraud control services, customized reporting, etc. These services would be provided at an additional cost to Customer.

                  (j) At least annually, HNC shall analyze two separate month-end reports within the 12-month period being analyzed produced by the HNC Software that measure the effectiveness of Customer's existing algorithms, provided that Customer has over 200,000 Gross Active Credit Card Accounts. HNC shall then provide Customer with a written analysis of the reports interpreting the performance of the existing algorithms and strategies and written recommendations for changes or updates to such algorithms or strategies to improve their performance, provided that Customer promptly provides HNC with the two necessary month-end reports.

                  (k) At Customer's request, HNC shall provide Customer with up to five hours per month, for the first six months following the date of commencement of Fraud Management/Fraud Detection Services (the "Falcon Start Date"), and three hours per month thereafter, of strategy design assistance over the telephone at no additional charge, provided that Customer has over 200,000 Gross Active Credit Card Accounts as of the Falcon Start Date. This service will include recommendations on fraud strategy design and results interpretation. If such service exceeds the hours permitted for that particular month, HNC will be entitled to charge Customer for such services. HNC and Customer shall independently negotiate the terms and costs of such additional assistance. Customer will be entitled to on-site strategy design assistance at an additional charge; provided, however, that Customer will receive credit against such additional charge for any unused telephone strategy design assistance it was eligible to receive from HNC in that month under this paragraph at the same rate charged for additional telephone strategy design assistance.

                  (l) Upon request by Customer, HNC or FDR may, at its option, provide the following to Customer: custom system installation, additional training, and fraud user interface licensing. HNC shall provide the following to Customer upon request: fraud strategy consulting and custom fraud models. Customer will contract directly with HNC for these services, which will be provided at an additional cost to Customer.

                  (m) HNC has established a Fraud Control Consortium whereby users of Credit Card Output Access contribute data for use by HNC to study fraud patterns, which enables HNC to improve fraud detection methods. If Customer chooses to join such Consortium, Customer shall provide data to the Fraud Control Consortium as required and requested by HNC within 30 days after the Falcon Start Date and on a calendar quarterly basis thereafter. If Customer does not wish to join the Fraud Control Consortium, HNC, upon request of Customer shall construct a custom fraud model for Customer, as an additional service, at a cost agreed upon among FDR, Customer and HNC. Customer acknowledges that FDR will employ the HNC Software using the Fraud Control Consortium algorithms to produce Credit Card Output Access for Customer only if Customer contributes data to the Fraud Control Consortium.

            (5) Notwithstanding any other Provisions of this Agreement, either party may terminate the Credit Card Fraud Management/Fraud Detection Services hereunder upon 30 days written notice to the other party.

      *F. CREDIT PERFORMANCE SERVICES FDR will make available to Customer and Customer's Transaction Card Affiliates the following Credit Performance
Services:

            (1) Credit Performance Services shall consist of those services described both in this section. FDR shall supply all equipment, facilities, and personnel necessary to provide the Credit Performance Services.

            (2) In the event FDR determines that performance of Credit Performance Services in accordance with the terms of this section in any jurisdiction requires licensing by such jurisdiction, FDR shall, with notice to Customer, cause the Credit Performance Services to be performed by an entity which meets the requirements of such jurisdiction, unless otherwise directed by Customer to cease performing Credit Performance Services in such jurisdiction. If no such entity is available to provide such Services in accordance with the terms of this Agreement, FDR shall advise Customer, and FDR shall have no further obligation to provide or cause to be provided the Credit Performance Services in such jurisdictions.

            (3) In order to assist FDR with its performance of the Credit Performance Services, Customer hereby agrees:

                  (i) to notify FDR, on a monthly basis, regarding those Cardholder Accounts On File for which Customer elects to have FDR perform Credit Performance Services;

                  (ii) to approve all payment plans and receive all payments from the Cardholder Accounts On File;

                  (iii) to make all decisions, in its sole discretion, as to if and when any Cardholder Accounts On File are to be turned over to a collection agency;

                  (iv) that FDR is hereby authorized to contact the Cardholder Accounts On File, whether in writing or verbally, in Customer's clients' names;

                  (v) that FDR is acting as an agent of Customer in providing the Credit Performance Services; and

                  (vi) to establish all parameters regarding the content and timing of all telephone and letter contact which FDR will initiate on Customer's behalf with the Cardholder Accounts On File.

      *G. CARDHOLDER SUPPORT SERVICES During the Cardholder Support Services Terrm (as defined in this section G), FDR will make available to Customer and Customer's Transaction Card Affiliates the following Cardholder Support Services.

            (1)   CUSTOMER SERVICE-CARDHOLDER/BANK

                  Telephone Customer Service: Includes toll-free 800 number for direct Cardholder interface for general account inquiries and problem resolution twenty-four (24) hours per day, seven (7) days per week. FDR will answer incoming automated call distribution (ACD) telephone inquiries from Cardholders (in addition, Voice Response Unit ('VRU') information shall be provided 24 hours per day, 7 days per week);

                  Mail Customer Service: Resolution of written inquiries, notices, and posting of non-monetary changes.

                  Account Maintenance: Data entry of new account information and monetary and non-monetary changes.

                  Exception Item Handling: Research and resolution of unposted charges, or other maintenance transactions.

            (2) DISPUTE/CHARGEBACK CORRESPONDENCE SERVICES (8:00 A.M. THROUGH 5:00 P.M., CTZ, MONDAY THROUGH FRIDAY (EXCLUDING FDR HOLIDAYS))

                  FDR shall, for all such inquiries relating cardholder accounts provided that FDR has access to appropriate backup for such resolution, provide resolution of customer service inquiries received via written correspondence, including answering incoming correspondence from Cardholders of Customer and from Customer's own personnel via referral of written correspondence. FDR shall provide on behalf of Customer Cardholder initiated chargeback processing for disputes (excluding those items relating to collections and/or fraud activity), as more specifically defined below.

                  (a) Dispute/Chargeback Processing: FDR will respond to incoming mail and phone inquiries regarding charges posted to Customer's Cardholder Accounts that are not recognizable to the Cardholder, duplicate charges, or for which the Cardholder disputes the quality of goods or services received, non-receipt of goods or services, or otherwise asserts a claim of a billing error. FDR will provide research of inquiries in accordance with Regulation Z and MasterCard and VIA rules and regulations, perform sales draft retrieval requests and respond to the Cardholders in accordance with the Procedures Manual (as defined below).

                  (b) Dispute Processing: FDR will process incoming mail and phone inquiries, research the inquiries, and fulfill sales draft retrieval requests, if necessary, and respond to Cardholder in accordance with the Procedures Manual.

                  (c) Dispute Processing (Operational Losses): In the event an incoming dispute is in an amount less than $30.00, FDR will work the dispute and write it off in accordance with the Procedures Manual.

                  (d) Chargeback Processing (Outgoing): FDR will initiate outgoing chargebacks in accordance with Regulation Z and MasterCard and VISA rules, regulations and timeframes.

                  (e) Chargeback Processing (Representment - Operational Losses): In the event an incoming chargeback is in an amount LESS than $45.00, FDR will write it off in accordance with the Procedures Manual.

                  (f) Chargeback Processing (Representment - Post Charge to Cardholder): In the event FDR determines that a disputed charge is the Cardholder's responsibility, FDR will post the charges to the Cardholder Account and send a letter of explanation to the Cardholder, in accordance with the Procedures Manual.

                  (g) Chargeback Processing (Representment - Incoming): FDR will work such chargebacks in accordance with MasterCard rules and regulations.

                  (h) Pre-Arbitration Processing: FDR will research and take action in accordance with MasterCard and VISA rules and regulations.

                  (i) Pre-Arbitration Processing (Operational Losses): In the event an incoming pre-arbitration is in an amount less than $50.00, FDR will write it off in accordance with the Procedures Manual.

                  (j)   Pre-Arbitration Processing (Post to Cardholder Account):
                        If FDR determines that the incoming pre-arbitration is the Cardholder responsibility, FDR will post the transaction back to the Cardholder

                        Account and send letter of explanation to the Cardholder, in accordance with the Procedures Manual.

                  (k) Arbitration Filing: FDR will research and take action in accordance with Regulation Z and MasterCard and VISA rules and regulations.

                  (1) Pre-Compliance Processing: FDR will research and take action in accordance with Regulation Z and MasterCard and VISA rules and regulations.

                  (m) Pre-Compliance Processing (Operational Losses): In the event an incoming pre-compliance is in an amount less than $50.00, FDR will work the pre-compliance and write it off in accordance with the Procedures Manual.

                  (n)   Pre-Compliance Processing (Post to Cardholder Account):
                        If FDR determines that the incoming pre-compliance is the Cardholder responsibility, FDR will post the transaction back to the Cardholder Account and send letter of explanation to the Cardholder, in accordance with the Procedures Manual.

                  (o) Compliance Filing: FDR will research and take action in accordance with Regulation Z and MasterCard and VISA rules and regulations.

                  (p) Collection Letters (Outgoing good faith letter): FDR will research and send a letter to the acquiring bank to attempt resolution on Cardholder's behalf in the event no recourse is available to the Cardholder under Regulation Z, MasterCard and VISA rules and regulations.

                  (q) Collection Letters (Incoming from acquiring banks): FDR will research and attempt to resolve the item by contacting the Cardholder on behalf of the acquiring bank. FDR will work with acquiring banks and comply with acquiring bank's collection policy as published in the VISA BIN and MasterCard Information Manuals.

                  (r) File Transfer to Fraud: FDR will re-route fraud inquiries to Customer's Fraud Department when inquiries are received in the Chargeback/Dispute Processing Department.

                  (s) File Transfer to Customer Service: FDR will re-route non-dispute inquiries to Customer's Customer Service Department when inquiries are received in the Chargeback/Dispute Processing Department.

                  (t) Change to Arbitration: FDR will revise a dispute inquiries status when a dispute or representment of a dispute results in a prearbitration case.

                  (u) Change to Compliance: FDR will revise a dispute inquiries status when a dispute or representment of A dispute results in a compliance case.

                  (v) Change to Good Faith: FDR will change a dispute from 'dispute' status to 'good faith' status if it is discovered the dispute has no recourse available through Regulation E or MasterCard rules and regulations."

      (3)   CREDIT SERVICES

            FDR will perform or handle the following credit related services on behalf of Customer from 8:00 a.m. through 5:00 p.m., CTZ, Monday through Friday, excluding FDR Holidays. For the purpose of this Section G, FDR Holidays shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

            (a)   Inbound/Outbound Servicing via Telephone or Written
                  Correspondence: FDR will place outbound calls to applicants to verify application information as requested by Customer. Additionally, FDR will answer inbound calls from applicants inquiring about application status and other general credit inquiries. FDR will provide resolution of written inquiries received from applicants.

      (4)   CREDIT ENHANCED SERVICES

            FDR will perform the following services on behalf of Customer from 8:00 a.m. through 5:00 p.m., CTZ, Monday through Friday, excluding FDR Holidays:

            (a) FDR will receive transmission of application data from Customer and provide services to include application loading into A system that interfaces with the Equasion APS System ("EAPS") which will perform a fraud prescreen check, enter DC activity code known fraud files, apply approval code and account set-up code. FDR will transmit a response file back to Customer for handling.

            (b) FDR will process balance transfer requests in connection with the Services. The processing of such requests shall include the preparation and transmission of the balance transfers to a third party vendor.

      (5)   TECHNICAL SYSTEMS SUPPORT SERVICES

            Set-up: Consists of creating, programming, testing and implementing program requirements including but not limited to VRU Configuration, Reports, Mail Tapes, and as mutually agreed upon by Customer and FDR.

            Transaction Routing: Transaction routing within the FDR processing system of monetary entries, non-monetary entries and applications that does or doses not require a decision.

            Reporting: Client requested reports.

            Facsimile Support: Facsimile communication both to and from the client.

            File Processing: File manipulation to include receipt from or creation and transmission to client.

            Programming: Programming support for client requested changes after initial set-up.

            Data Lines/Modems: Installation of client requested data communication lines and modems.

            Quality Call Monitoring: Remote call monitoring by Customer at location specified by Customer.

            Record Filming: Microfilming/imaging of paper records.

      (5) During the Cardholder Support Services Term, Customer will provide FDR with access to Customer's credit card related Cardholder Accounts as required for FDR to provide the Cardholder Support Services. Customer will also provide training of FDR personnel with respect to Customer's Cardholder customer service policies and procedures sufficient to enable FDR to perform the Cardholder Support Services. Training will be provided at FDR's Bankcard Program Services facility at Customer's expense prior to the commencement of the Cardholder Support Services Term. Customer shall be responsible and pay for all travel expenses incurred by either party in connection with such training. In addition, Customer will designate a manager to serve as the interface between Customer and FDR and to coordinate communication and implementation of customer service policies to be applied by FDR in connection with the Cardholder Support Services.

      (6) FDR shall provide Customer with the Cardholder Support Services for a period of twelve (12) months (herein referred to as the "Cardholder Support Services Term"). The date of commencement of the Cardholder Support Services shall be mutually agreed upon by the parties. Upon the conclusion of the initial term, FDR shall continue to provide the Cardholder Support Services to Customer in six (6) month increments, unless and until either party gives to the other party written notice of its desire to terminate FDR's performance of the Cardholder Support Services. Termination shall be effective ninety (90) days after receipt of such written notice.

      (7) A Policies and Procedures Manual shall be mutually agreed upon by Customer and FDR on or before sixty (60) days after the date of execution of this Amendment to Service Agreement with respect to the Cardholder Support Services, to be known as: Customer Service, Credit and Chargeback/Dispute Processing (the "Procedures Manual"). Should a mutual agreement with respect to the Procedures Manual not be reached by the parties on or before sixty (60) days after the date of execution of this Amendment to Service Agreement, then a dispute resolution process shall be initiated, as defined in Sections 13.13 and 13.14 of the Service Agreement. FDR and Customer agree to review the Procedures Manual periodically and, if necessary or appropriate, to revise or update the Procedures Manual as mutually agreed. FDR will implement mutually agreed upon changes to the Procedures Manual within agreed upon time frames, and, if no agreement on time frames is reached, within thirty (30) days.

      (8) Customer shall provide at least sixty (60) days notice to FDR of the formatted volumes of incoming cardholder calls and applications.


IV.   DEFINITIONS:

ACCD Downloaded
  Account Each selected Cardholder Account of Customer which is transmitted to Customer, or any other third party acting on Customer's behalf, for collection purposes in connection with Customer's Automated Customer Calling Device (ACCD).

Account-Level Processing
  (ALP) - Cardholder
  Pricing Account on
  File Each account of a Cardholder of Customer using Account-Level Processing that remains on Customer's masterfile on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or the equivalent report. ALP Services-Cardholder Pricing allow Customer the ability to set, change and monitor pricing parameters (including but not limited to annual percentage rate, penalty fees, minimum payment calculations and annual charges) on a Cardholder Account automatically at the level of the individual Account based upon decision tables built by Customer.

Application Processing
  Services An on-line system supporting the data entry, credit investigation, credit analysis, decisioning, documentation and booking of credit applications on the FDR System. Services include automated credit scoring and credit limit assignment.

APS Relationship Account
  Storage Each storage of a record of Customer depository accounts on the FDR System. Upon entry of application data, a search of the deposit file is executed with matches reported to allow identification of an existing consumer relationship. Resulting matches can be queued by the system for verification.

Auto PIN Change                Each call made by a Cardholder of Customer
                               requesting a change to the Personal
                               Identification Number (PIN) associated with the Cardholder's Transaction Card by the use of a touch-tone telephone.

Automatic Chargeback           Each automatic initiation of a chargeback by the
                               FDR System based upon predefined parameters for transactions involving an expired account plastic, an account listed in the Combined
                               Warning Bulletin, or an account which exceeds presentment parameters.

Automatic Rush Embossing       Each rush servicing of a Customer request for a
                               Cardholder embossed plastic and/or PIN/Post
                               Mailers through use of on-line rush program on the FDR System.

*Balance Consolidation         An online system for the production, processing
                               and management of balance transfer checks, including authorization and posting of checks, creation of a check data file, transmission of the check data file to a third-party vendor selected by FDR for printing and mailing of checks and related letters and inserts and product management through production of online balance consolidation reports and generation of a CIS Memo entry for each balance consolidation request. The third party vendor selected by FDR for check print and mail services may be an Affiliate of FDR. At Customer's option, reconciliation services and an Official Check product may be provided through a separate agreement between Customer and Integrated Payment
                               Systems (IPS), an Affiliate of FDR.
                               Reconciliation services include payment of cashed items, reconciling issues to paids, researching and processing exception items, processing stop payments, and microfilming, storage and retrieval of paid items. Official Checks are centralized teller checks that receive next-day availability.
                               If such services are obtained through contract with IPS, third-party print and mail services also will be provided through the IPS contract.
                               FDR shall not be responsible for nonperformance, negligent performance or default by IPS or its third-party vendor under such separate written agreement, or for providing such services in the event the agreement with IPS expires or is terminated.

Braille Embossing              Each plastic card for which FDR has embossed
                               Braille characters on the front of the plastic.

Card Activation-ANI Call       Each automatic initiation of an on-line
                               transaction in conjunction with an Automatic
                               Number Identification (ANI) process via an audio response unit (ARU), changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation-ARU
  Call-FDR Each initiation of an on-line transaction by the confirmation of Customer requested data captured from Customer's Cardholder, via an audio response unit (ARU), changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation-Customer
  Processed                    Each entry of an on-line transaction by Customer
                               to change the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation-Voice
  Call-FDR Each entry of an on-line transaction by FDR, on behalf of Customer, in conjunction with the confirmation of Customer requested data obtained from the Customer's Cardholder via a voice call, changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation Labeling
  -General Use                 Each affixation of a sticker to each embossed
                               plastic in a Customer Cardholder embossing run;
                               generic sticker included at no additional charge.

Card Activation Labeling
  -Selective Use               Each affixation of a sticker to each embossed
                               plastic selectively identified by Customer;
                               generic sticker included at no additional charge.

Card Carrier Printing          The printing of Customer's Cardholder information
                               on a Customer-specified card carrier form.

Cardholder Account
  on File Each account of a Cardholder of Customer (including but not limited to charged off, authorization only and debit accounts) that remains on Customer's master file at FDR on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or the equivalent report.

Cardholder Annual
  Activity Summary             Each annual summarization of activity associated
                               with a Transaction Card issued by Customer.

Cardholder Annual Activity
  Summary Detail Storage       Each Cardholder Account for which annual activity
                               summary detail is stored in an electronic format.

Cardholder Authorization
   Inquiry Each instance in which the Cardholder records of Customer are accessed for an authorization, including but not limited to personal identification number (PIN) verification and Cardholder address verification services, or when the authorization request is switched to Customer's location to access the off-site Cardholder masterfile of Customer.

Cardholder Hot Call Fraud
   Referral Each authorization attempt on a Cardholder Account of Customer statused lost/stolen or Code 10 authorization transaction where FDR's Fraud Management Voice Operations conducts an identification process, instructs the Merchant on the authorization's disposition and attempts recovery of the Transaction Card if the Card is identified as Lost/Stolen. Additionally, FDR may instruct the Merchant to recover the Transaction Card and, at Customer's option based upon predefined criteria, FDR shall dispatch the police to Merchant location.

Cardholder Hot Call
   Referral Each authorization requiring intervention because Customer has requested recovery of the account plastic or positive identification in order to complete the authorization transaction.

Cardholder Monetary
   Transaction                     Each posting of a monetary transactio to
                                   Customer's Cardholder Accounts, including but not limited to sales, returns, cash advances, payments, reversals, adjustments and annual charges.

Cardholder Non-Monetary/
   On-line Transaction             Each entry of non-monetary information
                                   subsequently posted or unposted to a
                                   Cardholder masterfile of Customer, or an inquiry into the computer records of Customer and its Cardholders (potential and existing) by the use of a terminal, through an ATM, or by tape.

Cardholder Notice                  Each brief notification to a Cardholder of
                                   Customer prepared by FDR's computer at the request of Customer based upon Customer's
                                   Product Control File or a CRT entry request made by an employee of Customer, including but not limited to delinquency notices, delinquency statements, overlimit notices and first activity notices. This service includes any preparation required for delivery.

Cardholder Selected PIN
     (SMR/SMC) Transaction    Each transaction generated in connection with a
                              Cardholder Account of Customer for which Customer enters an on-line transaction into the FDR System from a Solicitation Mailer Response (SMR) screen or Solicitation Mailer call (SMC) through Customer's ARU system, to generate a Personal
                              Identification Number (PIN) which has been selected by the Cardholder in connection with the Cardholder Account.

Cardholder Statement          Each periodic summarization of activity (whether
                              printed or otherwise) associated with a
                              Transaction Card issued by Customer or Customer's
                              Transaction Card Affiliates, including but not limited to single statements, dual statements, and reprints of information from a CIS Statement currently stored on-line on the FDR System.
                              Service includes statement messaging on original statements and preparation required for delivery.

Cardholder Statement Insert   Each inserting of advertising or other item of
                              information not contained on a Cardholder
                              Statement into an envelope containing a
                              Cardholder Statement: inserts required by state or federal law do not apply.

Cardholder Statement Mail
     Preparation              Each Cardholder Statement which is prepared by
                              FDR on behalf of Customer for first class mailing via the United States Postal Service.

Cardholder Support Services   The credit, customer service, chargeback
                              processing and other related services performed by FDR on behalf of Customer.

Carrier Insert/Meter/Mail     Each inserting of a prefolded card carrier,
                              containing merged Cardholder plastic, into #10 window envelope: a standard envelope is included.

CD-ROM Services               The storage, on Compact Disc-Read Only memory
                              ("CD-ROM"), of statements and reports for purposes of record retention, accessing and archival purposes. Customer, at its option, may elect to utilize the CD-ROM Services, Microfiche
                              Services and/or On-Line Report Services for the same items. Notwithstanding anything in this Agreement to the contrary, Customer is responsible for determining the acceptance of the CD-ROM Services under state and Federal regulations, including but not limited to obligations to retain information for a specified period of time, signature verification and the admissibility of documents into evidence. It is Customer's responsibility to keep written or microform records, if such are required under state and Federal regulations because of the limited acceptance or admissibility of the CD-ROM Services or the technology to be used under this Agreement to provide the CD-ROM Services.

Check Order Service            Daily or monthly downloading of Cardholder data,
                               via transmission or magnetic tape, to a third party vendor selected by Customer for the production of certain items for Cardholders of Customer including but not limited to convenience checks and check re-orders based upon an on-line request made by an employee of Customer or automatically generated by the FDR System on behalf of Customer.

CIMS FDR's Customer Inquiry Management System (CIMS) is an online system which provides the means to log, assign and track Customer Inquiries. Under CIMS, a Customer Inquiry shall mean a request for information received from a customer of Customer either by mail, phone, walk-in or some other medium. A Workcase is the basic work unit within CIMS; it represents a Customer Inquiry. Workcase Option with Variables ("WOV") Services shall also be available under CIMS at Customer's option.

CIMS Log-Only Workcase         Each Workcase that is entered into CIMS by
                               Customer for internal reporting purposes only; no follow-up is required by Customer's personnel.

CIMS Regular Workcase          Each Workcase that, for whatever reason, requires
                               review, task completion and/or follow-up by Customer's personnel in order to resolve a Customer Inquiry.

CIMS Regular Workcase
  Action Each (i) task which is performed in the resolution of a Regular Workcase or (ii) brief communication that contains directive, advisory or informative matter stored within an Action Workcase that is entered by Customer's personnel.

CIMS WOV Workcase              Each optional Workcase that sends variable
                               information to a file for downloading to Customer. Actions may be used to establish the specific grouping of variables that will be downloaded to Customer.



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CIS                            FDR's Customer Inquiry System (CIS) is an on-line
                               system for storing and accessing Statement, Detail or Memo information regarding a Cardholder Account.

CIS Detail                     Each item of information regarding transactions
                               that have posted or will post to a Cardholder
                               Statement such as charges, payments, credits and authorizations not aged off the Cardholder's
                               FILE, Cardholder payment history, and real-time authorizations.

CIS Memo Each summary item, not individually exceeding 65 positions, that is stored with the Customer's Cardholder Account information and is accessible by Customer via Customer's CRT terminals.


CIS Statement                  Each set of statement and detail information
                               regarding Customer's Cardholder Accounts that is stored on the FDR system and accessible by Customer via Customer's CRT terminals. CIS
                               Statement information includes the information set forth on a Cardholder Statement such as, but not limited to, the name, address, account number, statement date, payment date, cycle days, annual percentage rates, and monthly periodic rates.


Company Card Report
  Mail Preparation             Each set of reports prepared by FDR for mailing
                               to a company designated by Customer in connection with company card services. For purposes of this Agreement, a set of reports shall mean all reports of a single company which are placed in a single envelope for mailing.


*Credit Performance
  Services The delinquent/overlimit account billing, skiptracing and related services performed by FDR on behalf of Customer.

Custom Forms Purchased         Any paper materials (including but not limited to
                               inserts, forms and agreements) ordered and purchased by FDR on behalf of Customer in connection with the Cardholder Statement and Insert services set forth in this Agreement.

CVV/CVC Verification
  Generation                   Each value calculated and generated in connection
                               with a Transaction Card pursuant to VISA's Card
                               Verification Value (CVV) or MasterCard's Card
                               Validation Code (CVC) directives.



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DES PIN Generation             Each Data Encryption System (DES) Personal
                               Identification Number (PIN) created by the FDR System in connection with a plastic card produced by FDR on behalf of Customer.

Embossing Set-Up               Each change of the type of card, card carrier,
                               insert and/or envelope during an input processing run.

Emergency Card or Cash
  Replacement Services         The capture and processing of information by
                               FDR's Fraud Management Voice Operations in the performance of emergency cash authorization services or for coordinating the creation and delivery of a replacement card(s) for Customer's
                               Cardholder.

Enterprise Presentation
  Cardholder Statement         Each Cardholder Statement produced by FDR on
                               behalf of Customer utilizing the Enterprise
                               Presentation feature. Enterprise Presentation is the system which allows Customer the flexibility to electronically arrange the statement form
                               (including payment coupon placement), create and place logos and graphics and select from numerous font types and sizes on the Cardholder Statement.
                               Customer understands and agrees that Enterprise
                               Presentation Cardholder Statement data may only be stored for archival use on CD-ROM and Microfiche.

FDR LinkUp Services            The set-up and monthly service charges associated
                               with the mailboxes utilized by Customer to receive and send electronic mail from and to FDR.


Fraud Management/Fraud
  Detection Services -
  Actioned Credit Card
  Account Any credit card account routed to the FDR Fraud Detection WorkCenter queue group that results in any one or more of the following activities in a single 48-hour period: outgoing/incoming Cardholder phone calls with a maximum of 4 attempts within any single 48-hour period, CIS Memos, Letter generation or account statusing.

Fraud Management/Fraud
  Detection Services -
  Monthly Gross Active

Credit Card Account            Each credit card Cardholder Account that had a
                               balance or any monetary posting for the month billed, as determined by FDR for Customer, as reduced by any 'Z'-Charge Off accounts.

High Coercivity                Each plastic Transaction Card which is encoded
                               using a high coercivity magnetic stripe.

Hot Stamp Plates/
  Logos Purchased              Each magnesium plate or logo ordered by FDR on
                               Customer's behalf.

InfoSight Services             The set-up, on-line access, file load and other
                               management information services performed by FDR on behalf of Customer.

Interface Services -
  Magnetic Tape Handling       Each receipt of data by FDR from Customer or a
                               third party designated by Customer or each forwarding of data to Customer or a third party designated by Customer from FDR via mailed or courier delivered magnetic media including, but not limited to, diskettes and magnetic tapes.

Interface Services -
  RJE/NDM Each receipt of data by FDR from Customer or a third party designated by Customer or each forwarding of data to Customer or a third party designated by Customer from FDR via a central processing unit to central processing unit transmission using Remote Job Entry or Network Data Mover (RJE or NDM).

Interface Services - Tape
  to Tape Each receipt of data by FDR from Customer or a third party designated by Customer or each forwarding of data to Customer or a third party designated by Customer from FDR via a central processing unit to central processing unit transmission using a tape to tape interface.

IRS Home Equity Form
  1098 Each Internal Revenue Service (IRS) Form 1098 prepared by FDR's computer, in accordance with the Customer's Product Control File settings or terminal entry made by Customer, printed and mailed to Customer's Cardholder. Service includes creation of a tape for Customer's reporting of Cardholder information to the IRS.

Issuer Chargeback              Each return of a Ticket and receipt of the amount
                               thereof from an Issuer to an Acquirer as provided for in the then- current MasterCard and VISA international rules and regulations, or applicable domestic regulations. Issuer
                               Chargebacks subsequently reversed by the Acquirer will be forwarded by FDR to Customer for resolution via the On-Line Direct Sell Chargeback
                               System.

*Letter Each letter prepared by FDR's computer, in accordance with Customer's Product Control File settings or CRT entry requests made by employees of Customer. Each such Letter shall have online composition and editorial features and options including signatures, logos, multiple type faces and additional page letter generation. Service includes any preparation required for delivery.

*Letter - Additional Page      Each printed output on the reverse side of a
                               Letter (duplex printing) or each side of each sheet of 8 1/2" by 11" 24 lb. bond stock accompanying a Letter.

*Letter - Certified Mail
  Handling Each Letter, with or without Letter Insert, which is handled separately from Customer's first class mailings to provide certified delivery of said item. This does not include postage.

*Letter - Group Samples        Each individual or set of Letters prepared by
                               FDR's computer, in accordance with Customer's
                               Product Control File settings or CRT entry requests made by employees of Customer, which is printed and mailed to Customer in a draft format for Customer's review and approval.

*Letter - Insert               Each inserting of advertising or other item of
                               information not contained on a Letter, including but not limited to generic reply envelopes, into a windowed envelope containing a Letter.

*Letter - Priority Mailing     Each Letter, with or without Letter Insert, which
                               is handled separately from Customer's first class mailings to provide next day delivery of said item.

*Letter - Set-up, Revision
  or Deletion                  Each addition, deletion or change, performed by
                               FDR on behalf of Customer, of a Customer's Letter format or inputs including but not limited to digitized signatures and logos of Customer.

Lost/Stolen Account
  Management and
  investigation                Investigative services relating to Customer's
                               Cardholder lost or stolen accounts including but not limited to lost/stolen account research;
                               fraudulent activity investigation; Cardholder interviews; manual adjustments, chargebacks, and retrievals; and fraud and counterfeit reporting.

Lost/Stolen Account
  Processing                   Automatic actions, relating to the processing of
                               a Cardholder's Account statused as lost or stolen, required to prompt Customer fraud/security representatives, record the representatives directive(s) and request that a Cardholder Account number be listed in the appropriate Combined Warning Bulletin;
                               automatically report the cardholder's Account number to Visa and MasterCard's Authorization
                               Exception System, if applicable; systematically, based upon Customer's pre-defined parameters, initiate the set-up of a new Cardholder Account;
                               reconcile transactions posted but not yet statemented at the time of the Cardholder's reporting, including but limited to the transfer of valid transactions to the Cardholder's replacement account and identification and recording of non-valid transactions as fraudulent; automatically request approved reissue of account plastic(s) and suspend reissue of account(s) not approved for review by Customer; and automatically update the
                               Cardholder's phone number in the Cardholder masterfile from the lost/stolen report.

Lost/Stolen Account
  Transaction Management
  System Each transaction posting to a Cardholder Account of Customer statused as lost or stolen which is automatically identified and reported to an on-line work queue from which Customer may initiate on-line transactions to produce a transaction adjustment, a chargeback, or a ticket retrieval request; issue an affidavit of fraud or forgery to Customer's Cardholder; and/or report a fraudulent transaction to Visa or MasterCard.

Lost/Stolen Report - FDR
  Entered Each report of a lost or stolen Transaction Card from the Cardholder of Customer which is processed by FDR's Fraud Management Voice Operations. Reports entered on-line immediately change the external status and block authorization requests on the Cardholder Account. Service includes lost/stolen reports received via collect call, telegram and telex.

Merchant Account on File       Each account of a Merchant of Customer that
                               remains on Customer's masterfile at FDR on the last processing day of the calendar month as defined on the MM-101 Merchant Profitability report or an equivalent.

Merchant Ticket -
  Remote/Tape Entered          Each Ticket from Customer's Merchant that is
                               transacted by a Cardholder from any Bank
                               Identification Number (BIN), Interbank Card
                               Association (ICA) or other Transaction Card system identification number, and entered remotely from Customer's terminal(s) or via magnetic tape or tape transmission to FDR by Customer or a third party acting on Customer's behalf.

Microfiche                     Each page of microfiche provided to Customer by
                               FDR. Service includes any preparation required for delivery.

Non-Standard Job Run           Each scheduled daily, weekly or monthly
                               production of a data set on behalf of Customer that is in addition to the standard data outputs produced by the FDR System.

On-Line Access and
  Retrieval System
  (OARS) Services              Each page of Reports Management System (RMS)
                               reports which is stored by FDR for on-line viewing and printing by Customer's personnel.
                               Storage of data by FDR shall be for a period of sixty (60) days. Customer, at its option, may elect to utilize any or all of the OARS Services, CD-ROM Services and/or Microfiche Services for the same RMS reports. Notwithstanding anything in this Agreement to the contrary, Customer is responsible for determining the acceptance of the OARS Services and the technology to be used under this Agreement to provide the OARS Services under state and Federal regulations, including but not limited to signature verification and the admissibility of documents into evidence. It is Customer's responsibility to keep written or microform records, if such are required under state and Federal regulations because of the limited acceptance or admissibility of the OARS
                               Services or the technology to be used under this Agreement to provide the OARS Services.

On-Line Credit Bureau
  Report Request               The transmission or receipt of credit application
                               or existing account information via video display terminals at Customer's location to any of the principal credit bureaus presently interfaced to FDR with which Customer has established a written relationship that is in effect at all times during the term of this Agreement in order to determine the credit worthiness of an applicant/account. Anything in this Agreement to the contrary notwithstanding, in the event that Customer's relationship(s) with all of the principal credit bureaus supported pursuant to this Agreement should be terminated at any time during the term of this Agreement, then FDR's obligation to provide Credit Bureau Report
                               Requests shall automatically be terminated, without penalty or financial obligation of any type or kind to FDR, on the effective date of the termination of Customer's relationship(s) with such principal credit bureaus.

PCS Remote Access Service      Product by which Customer and Customer's
                               Transaction Card Affiliates may access the FDR
                               System via a personal computer at Customer's or the Affiliate's office in order to allow employees of Customer or the Affiliate to perform certain terminal functions, including but not limited to the accessing of Cardholder or Merchant Account data, the entry of information concerning Customer's Accounts and the uploading/downloading of data regarding
                               Customer's Accounts.

Plasticard Photocard Services  (1" x 1" and 2" x 2")

Photo Transfer                 The affixation of a digitized photographic image
                               to a plastic Transaction Card.

     Photo/Signature
     Scanning and
     Digitization              The process by which FDR (i) scans a photograph
                               or signature, (ii) cleans/crops the photograph or signature and (iii) stores such photograph or signature as a digitized image on a data base for up to five (5) years.

     Photo Image
     Handling and
     Merge The handling and merging of images with corresponding data to create an output file.

                               Customer and FDR hereby agree that all
                               photographs sent to FDR by Customer for use by FDR in the performance of the Plasticard Photocard Services set forth in this Agreement shall, prior to delivery to FDR, be reviewed by Customer for content. Customer acknowledges and agrees that, with respect to the issuance of Photocards; to its Cardholders, FDR has no responsibility and assumes no responsibility whatsoever for the content of any such photographs, and that Customer is solely responsible for interpreting applicable state and federal laws (including but not limited to laws governing obscenity, privacy, proprietary information ownership rights and copyright/trademark infringement), monitoring applicable legal developments, determining the requirements for compliance with all applicable state and federal laws, and maintaining an ongoing compliance program in connection with such services.

PIN/Post Mailer Processing     Each Personal Identification Number (PIN), and
                               associated PIN notice form, or mail verification form (POST Mailer), related to Customer's
                               Cardholder. Service includes any preparation required for delivery including generic PIN form.

PIN/Post Mailer
    Production                 Edits The edit functions performed on a PIN/Post
                               Mailer before printing. The service includes
                               Mailer method changes, Mailer address changes, Mailer mail date changes and Mailer deletions.

PINpoint Inquiry               Each transaction selection (more than one
                               selection may be made during a call) made by a Cardholder of Customer which accesses the Cardholder's account records for selected information by the use of a touch-tone telephone.

Plastic to Carrier
  Match/Merge                  The electronic scanning of the account number on
                               Customer's card carrier and the account number on the magnetic stripe (OCR line optional) of Customer's plastics. Upon verification of match, insert from 1-4 matched plastic cards into carrier as per control line specifications and then burst, trim and fold carrier.

Plasticard Agent/Strategy
  Inserting                    Set-Up Each set-up due to a change in Customer's
                               Plasticard Insert at the agent/strategy level.

Plasticard Bulk Packaging -

Basic Sort                     The separation from the production run of
                               accounts from individual systems, principals, agents or grouping of zip codes through the use of designated mail codes.

Plasticard Expedited
  Turnaround                   Accelerated mailing of all of Customer's daily
                               issue plastics.

Plasticard Forms Purchased     Each item of paper material ordered by FDR on
                               behalf of Customer including but not limited to card carriers, inserts and envelopes.

Plasticard Hot Stamping        Each plastic card of Customer's Cardholders whose
                               image is heatpressed from a magnesium plate made by FDR with camera-ready art furnished by Customer.

Plasticard Indent Printing     Each plastic card of Customer's Cardholders that
                               FDR has used impact printing on its back.

Plasticard Inserting           The inserting of each accompanying
                               piece of materials into a #10 windowed envelope along with a pre-folded card carrier containing a merged Cardholder plastic. Excludes inserts required by state or Federal law. Customer supplies inserts.

Plasticard Job Processing      Each scheduled daily receipt of a Customer's
                               off-line Cardholder Account information, including logging onto the system and setting up control reports for each input.

Plasticard Mail Assembly       The matching of like carriers into one or more
                               packages.

Plasticard Mail Handling       Mail preparation and handling fees associated
                               with non-first class mailings of Customer's
                               Cardholder and Merchant plastics.

Plasticard Mail Integration    The mixture by FDR of a mail item containing an
                               embossed plastic with several other types of mailing items prior to their delivery to the United States Postal Service for mailing.
                               Anything in this Agreement to the contrary notwithstanding, Customer understands and agrees that, with respect to any embossed plastics for which FDR provides Plasticard Mail Integration
                               Services, the normal turnaround for the mailing of such embossed plastics shall, for purposes of this Agreement, be delayed by one (1) business day.

Plasticard Manual Rush
  Emboss - 2 Day               Rush servicing (between 24 and 96 hours) of
                               Customer request for an embossed Cardholder plastic and/or PIN/POST Mailer received from hardcopy, fax or mail, reports or requests.
                               Includes manual embossing, carrier printing, hand inserting and other services required to prepare the plastic for delivery, and applies to any piece handled separately from Customer's Standard
                               Embossing services.

Plasticard Manual Rush
  Emboss - Same Day            Rush servicing of Customer request for an
                               embossed Cardholder plastic received from hardcopy, fax or mail, reports or requests where
                               FDR mails or delivers the plastic to a courier during the same day of the Customer's request.
                               Includes manual embossing, carrier printing, hand inserting and other services required to prepare the plastic for delivery, and applies to any plastic piece handled separately from Customer's
                               Standard Embossing services.

Plasticard On-Line Same
  Day Rush Each embossed Cardholder plastic where FDR mails or delivers the plastic to a courier during the same day of Customer's request via an on-line screen (requests must be received by 2:00 p.m. Central Time). This service includes standard embossing, carrier printing, inserting and other services required to prepare the plastic for delivery.

Plasticard Purging             Each removal of a card package and/or printed
                               PIN/POST Mailer from the delivery/mail stream prior to delivery to Customer or Customer's
                               Cardholder.

Plastics Purchased             Each item of plastic stock ordered by FDR on
                               behalf of Customer.

Postal Credit Processing Fee   The charge associated with providing any postage
                               discount generating services for Customer's first class mailings each month.

Potential Chargeback
  Queue Each recording and display in an on-line work queue of transactions posting to a Cardholder Account of Customer that exceed a Merchant's floor-limit and cannot be matched to an authorization record.

Promotional Letter Services    The services performed by FDR in connection with
                               letters prepared by FDR at the request of Customer for mailing to Cardholders (or
                               Merchants) of Customer for promotional purposes.

Recovery 1 Services            An on-line system which provides Customer with
                               the means to perform Transaction Card recovery services on Customer's charged-off Cardholder
                               Accounts. Customer shall have on-line access to certain software and services on the FDR System which will allow Customer to perform various collection related functions with respect to such Accounts.

Referral Queue                 Each recording and display in an on-line work
                               queue of a Cardholder Authorization Referral to which a Merchant has failed to respond.

Return Account Processing
  Service The processing of mailed plastics returned by the United States Postal Service due to undeliverable address. Each such plastic shall be destroyed by FDR and reported to Customer.

Returned Account Plastics
  Immediately Delivered
  (RAPID) For each undeliverable Transaction Card, FDR will research and attempt to reroute to the Cardholder's new address. FDR will also enter the address change on the Cardholder masterfile. Returned Transaction Cards of Cardholders for which no new address is available, and those which Customer elects not to reroute, shall be destroyed.

RMS Report - Hardcopy          Each FDR Reports Management System (RMS) report
                               provided to Customer by FDR via hardcopy. Service includes any preparation required for delivery.

RMS Reports - On-Line
  View Each FDR Reports Management System (RMS) report provided to Customer by FDR via the FDR on-line system.

RMS Reports - RJE/NDM          Each FDR Reports Management System (RMS) report
                               provided to Customer by FDR via remote job entry
                               (RJE) or Network Data Mover (NDM).

Standard Embossing
  Services Each plastic card for which FDR has mechanically raised personalized characters prepared at the request of Customer based upon Customer's Product Control File or a CRT entry request made by an employee of Customer, or in response to a receipt of a magnetic tape or transmission from Customer of embossing files in a format defined by FDR. Includes up to three lines of alphanumeric font and one line of OCR font on a ".030" plastic, the recording and verifying of data on the Transaction Card's magnetic stripe, and tipping the plastic through the placement of a contrasting color plastic film on the raised embossed characters

Transaction Level Processing
  (TLP) Promotional
  Balance on File              The monthly charge for each promotional purchase
                               balance, associated with a Cardholder Account of Customer (several promotional purchase balances may exist at the same time for the same
                               Cardholder Account), which remains on the FDR
                               System on the last processing day of the calendar month, as defined on the CD-121 Ledger Activity
                               Report or the equivalent report (e.g. - the CD-621 Report).

Transaction Level Rewards
  (TLR) Only Transaction       Each Cardholder initiated transaction (as
                               indicated on the CD-864 Report or its
                               equivalent), specifically targeted by transaction and Cardholder decision tables, and passed to the FDR rewards system for processing (transactions which have already been posted to a TLP
                               Promotional Balance on File are excluded).
                               Multiple targeted transactions may post to a single Cardholder Account in any one month.

Ultragraphics - Front Side     Each logo placed on the front of Customer's
                               Transaction Cards through the use of a thermal image process.

Ultragraphics - Back Side      Each logo placed on the back of Customer's
                               Transaction Cards through the use of a thermal image process.

Vault Storage                  The inventory and storage of plastics procured
                               through a source other than FDR.

                                   EXHIBIT "B"

                                PAYMENT AND TERM



I.   PAYMENT

     a. PRICE INCREASES. FDR may increase the fees and charges set forth in this Exhibit "B" by notice to Customer, as follows:

          Processing Fees. For each Processing Year during the Term of this Agreement after Processing Year 1, FDR may increase the Processing Fees which were in effect for the immediately preceding Processing Year (the "Old Year") by an amount not to exceed a percentage of the Processing Fees which were in effect for the Old Year. The percentage to be used for the applicable Processing Year shall be equal to sixty percent (60%) of the percentage change in the Consumer Price Index ("CPI") during a period described below; provided, however, that in no event shall such increase be less than 0%. For purposes of this paragraph, the CPI shall be the index compiled by the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U) having a base of 100 in 1982-84, using that portion of the index which appears under the caption "Other Goods and Services." The percentage change in the CPI shall be calculated, and notification given to Customer ninety (90) days in advance of the effective date of said increase, by comparing the CPI using a twelve
          (12) month period ending three (3) months prior to notification to Customer and expressing the increase in said CPI through the twelve
          (12) month period as a percentage.

          Special Fees. If, at any time while this Agreement is in effect, the charges are increased or decreased to FDR for items which are included in the Special Fees including tariff line rates, WATS lines rates, data circuit charges or other rates charged to FDR by any communications common carrier, The United States Postal Service, any courier or other provider of similar services, or if FDR obtains communication or other services included in the Special Fees by another method resulting in an increase or decrease in the charges to FDR for the items or if additional services are added which are to be included in the Special Fees, FDR shall increase or decrease, as appropriate and by an equal amount the amount of the Special Fees Customer is then paying FDR for the items under this Agreement effective on the effective date of the increase or decrease to FDR or add the amount for the additional services effective on the beginning date of the additional service.

          Forms Costs. If, at any time while this Agreement is in effect, the prices charged to FDR for forms associated with first class mailing should be increased by FDR's then current forms vendor(s), then FDR shall have the right to increase, by an equal amount, the prices charged to Customer in this Exhibit "B" which are impacted by such increase in forms costs, including but not limited to Cardholder and Merchant Statements, Letters and Notices. Any such increase shall be effective on the effective date of the increase to FDR.

     b.   METHOD OF PAYMENT.

          (i) To facilitate the payment of Processing Fees, Special Fees, Liquidated Damages and any other fee, tax, interest payment, charge or amount due or payable to FDR under this Agreement, FDR will provide Customer with an invoice setting forth, with reasonable detail, the number of items processed, the appropriate unit prices, the total fees associated with such items and any other supporting detail reasonably required by Customer. Customer shall pay FDR the undisputed portion of the invoice within ten (10) days of receipt via wire transfer or ACH transmission from Customer.

     c. INTEREST. If FDR is unable to obtain payment of Processing Fees, Special Fees Liquidated Damages or any other fee, tax, interest payment, charge or amount due or payable to FDR under this Agreement at the time provided for payment under this Agreement, the unpaid amount of any Processing Fees, Special Fees, Liquidated Damages or other fee, tax, interest payment, charge or amount shall bear interest at the rate equal to ten percent (10%) per annum, from the date on which payment should have been available until the date on which FDR receives the payment.

     d.   MINIMUM FEES.

          (i) In Processing Year 1, Customer will require and Customer shall pay to FDR for processing services sufficient to generate aggregate Processing Fees at least equal to [*] ("Year 1 Minimum Processing Fee"). In each Processing Year after Processing Year 1, Customer will require and shall pay to FDR for processing services sufficient to generate aggregate Processing Fees at least equal to the following amounts for the following Processing Years (the "Minimum Processing Fees"):

                    Processing Year                    Minimum Processing Fees
                    ---------------                    -----------------------
                          2                                      [*]
                          3                                      [*]
                          4                                      [*]
                     5 and each
                 subsequent Processing Year                      [*]

          FDR shall calculate the total Processing Fees paid by Customer in respect of services performed during each Processing Year (the "Total Annual Processing Fees") within ninety (90) days after the end of each Processing Year and will, after ten (10) days written notice to Customer, draw upon Customer's account pursuant to paragraph b above for the amount, if any, by which the Year 1 Minimum Processing Fees or the Minimum Processing Fees, as applicable, for the Processing Year exceed the Total Annual Processing Fees for the Processing Year.

          (ii) In addition to the provisions of paragraph (i) above, in each calendar month during which FDR provides Customer with the Cardholder/Bank Customer Support Services as set forth in Exhibit "A",
          Section III-G, Customer will, solely with respect to fees paid in connection with such


An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

          Cardholder/Bank Customer Support Services, require and pay to FDR for Cardholder/Bank Customer Support Services sufficient to generate aggregate Processing Fees at least equal to the following:

                 December, 1997                         No Minimum
                 January, 1998                              [*]
                 February, 1998                             [*]
                 March 1998 and each                        [*]
                   month thereafter


     e. BILLING DISPUTE RESOLUTION. In the event that Customer should, following any payment to FDR pursuant to paragraph (b) above, dispute the accuracy of the volumes, transaction types or prices associated with all or any portion of an amount (as indicated on the appropriate invoice) drawn from Customer's account in accordance with the provisions of paragraph (b) above (hereinafter referred to as the "Disputed Amount"), then Customer shall promptly, but in any case not later than sixty (60) days following the date of such invoice, notify FDR's Accounts Receivable Department of the nature of such dispute (hereinafter referred to as an "Inquiry"). FDR will make a reasonable effort to resolve such dispute and to reimburse such amount to Customer promptly. However, if the dispute is not resolved within five
          (5) business days following FDR's receipt of Customer's Inquiry, then FDR shall temporarily refund to Customer, by the method set forth in paragraph (b) above, the Disputed Amount until such time as a complete resolution of such dispute is effected. Within sixty (60) days following the date on which FDR receives Customer's Inquiry, FDR shall completely resolve such dispute. FDR agrees to review and consider any bona fide dispute of an invoiced amount the notice of which is submitted by Customer more than sixty (60) days following the date of the applicable invoice; provided, however, that in no event shall FDR be required to reimburse Customer for the Disputed Amount in connection with such a dispute prior to the complete resolution of such dispute.

     f. DECONVERSION. Upon the expiration or termination of this Agreement for any reason other than those set forth in Section 9.2, Customer shall pay FDR, at FDR's then current rates, for each activity completed by FDR in order to accomplish the Deconversion and for all costs, including postage or shipping, of complying with Section 10.1. FDR shall pay costs of Deconversion if Customer terminates this Agreement pursuant to Section 9.2.

     g.   SIGNING BONUS. As soon as practical following the latter to occur of
          (i) the execution of this Agreement by Customer and FDR or (ii) the date on which Customer first issues Transaction Cards to be serviced by FDR hereunder, FDR agrees to pay to Customer a signing bonus of [*] (the "Signing Bonus").

     h. GROWTH CREDIT. Upon the conclusion of each Processing Year during the Term of this Agreement, FDR shall calculate the Total Annual Processing Fees paid to FDR by Customer during the Processing Year. If, during a Processing Year, the Total Annual Processing Fees paid to FDR by Customer exceeds the Year 1 Minimum Processing Fee or Minimum Processing Fees (whichever is applicable) for the Processing Year by an amount equal to or greater than twenty percent (20%) of


An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

          the Year 1 Minimum Processing Fee or Minimum Processing Fees (whichever is applicable) for the Processing Year, then Customer shall be entitled to a "Growth Credit" for such Processing Year. The amount of the Growth Credit to be paid to Customer by FDR hereunder for a qualifying Processing Year shall be equal to (i) the Total Annual Processing Fees paid to FDR by Customer during the qualifying Processing Year, multiplied by (ii) the applicable percentage from the schedule below (the "Percentage of Credit") based upon the percentage by which the Total Annual Processing Fees for the qualifying Processing Year exceeds the Year 1 Minimum Processing Fee or the Minimum Processing Fees (whichever is applicable) for the qualifying Processing Year (the "Percentage In Excess Of Minimum").


                     Percentage In
                    Excess Of Minimum          Percentage of Credit
                    -----------------          --------------------
                         0% - 19.99%                    0
                     20.00% - 39.99%                    1%
                     40.00% - 59.99%                    2%
                     60.00% - 79.99%                    3%
                     80.00% - 99.99%                    4%
                      100.00% - over                    5%

          Any Growth Credit for which Customer qualifies pursuant to this Exhibit "B", Section I-h shall be paid to Customer by FDR within ninety (90) days following the conclusion of the qualifying Processing Year in the form of a credit against Processing Fees due FDR by Customer pursuant to this Agreement (or, in the event of the termination or expiration of this Agreement, any applicable Growth Credit shall be paid via wire transfer from the account of FDR to the account of Customer.

     i. PRICE RENEGOTIATION. If, in any Processing Year during the Term of this Agreement, the volume of Customer's Cardholder Accounts on File for any month exceeds [*] then Customer may, following such month, request that Customer and FDR renegotiate the prices set forth in this Agreement based upon such volume of Cardholder Accounts on File. In such event, FDR agrees to negotiate in good faith with Customer based upon such request of Customer, provided, however, that if the parties are unable to mutually agree upon new pricing hereunder, the prices set forth in this Agreement shall continue in effect.

II.  TAXES

     a. PAYMENT OF TAXES. Customer shall, in addition to the other amounts payable under this Agreement, pay all taxes, federal, state or otherwise, or duties, imposts, fees or charges, however designated, which are levied or imposed by any governmental authority by reason of the sale or license of any services, communication equipment, software or other goods and products covered by this Agreement except for income taxes payable by FDR on amounts earned by FDR. Without limiting the foregoing, Customer shall promptly pay to FDR an amount equal to any items actually paid or required to be collected or paid by FDR.


An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

     b. CALCULATION OF TAXES. Customer hereby authorizes FDR to calculate the total amount of sales taxes due by Customer or Customer's Transaction Card Affiliates from the monies due FDR and remit the amount of sales taxes to the appropriate taxing authority on behalf of Customer and Customer's Transaction Card Affiliates. FDR's remittance of the sales taxes on behalf of Customer and Customer's Transaction Card Affiliates shall be computed by FDR on the information available to FDR. In the event of the under or over calculation of any sales taxes, Customer shall be responsible for any additional monies due including any penalties or interest and for collecting any refunds due to Customer and Customer's Transaction Card Affiliates from the appropriate taxing authority.

     c. TAX INFORMATION. Prior to FDR making the sales tax remittance on behalf of Customer and Customer's Transaction Card Affiliates provided in paragraph a above, Customer agrees to supply FDR with any and all current information necessary for FDR to compute and remit the taxes, including any tax exempt certificate, any tax exempt claim letter, or evidence satisfactory to FDR authenticating the exemption.

III. TERM

     a. TERM. This Agreement is effective from the date hereof and shall extend for five (5) Processing Years (the "Original Term"). The first Processing Year ("Processing Year 1") shall commence on the first day of the month following the Scheduled Start-Up Date and continue through the last day of twelve (12) calendar months thereafter. Each subsequent Processing Year shall mean a twelve (12) month period commencing on the expiration of the preceding Processing Year.

     b. RENEWAL. After the Original Term, this Agreement shall automatically be renewed for consecutive periods of two (2) Processing Years each (a "Renewal Term") unless either party gives the other party written notice at least nine (9) months prior to the termination date of the Original Term or then current Renewal Term that the Agreement will not be renewed.

IV.   REIMBURSEMENTS AND ASSESSMENTS

     a. The communications data circuit, including the reoccurring service charge, service termination fees and required modem(s) (data sets) at Customer's location(s) and FDR, terminal(s) and any other directly associated expenses, shall be at Customer's expense. The data circuit cost will be no greater than that associated with a point-to-point digital data circuit(s) based on the tariffs of FDR's primary carrier. One time costs related to the installation of the circuit, as specified by such tariffs, will also be paid by Customer. The actual circuit speed and ensuing cost will be determined by Customer's communications requirements.

     b. Customer shall be responsible for and billed directly for any MasterCard, VISA or other Transaction Card dues, fees and assessments. Customer shall reimburse FDR for Base Access Fees incurred by FDR on behalf of Customer. (IN - 3513)

     c. Customer shall pay all courier expenses associated with the transportation of reports and documents from Customer to FDR and from FDR to Customer.

     d. FDR agrees to act as an agent on behalf of Customer and Customer shall reimburse FDR for the purchase on Customer's behalf of the postage required to mail Cardholder Statements, Merchant Statements, collection notices, letters and other materials mailed by FDR on behalf of Customer and Customer's Transaction Card Affiliates. The amount reimbursed by Customer to FDR for postage while this Agreement is in effect will be: (i) the then current first class postage rate for mailings not qualifying for the pre-sorted rebate or (ii) based upon the monthly rate of mailings of the particular location of FDR from which the mailings were sent that qualify for the discount pre-sorted rate and the number of mailings sent on behalf of Customer from that location during the month, the then current discount pre-sorted postage rate (currently $___). (IN - 7401, 7671)

     e. For any standard services performed by FDR on behalf of Customer in connection with the Start-Up of present computer Cardholder records for Customer on the FDR System, there shall be no charge to Customer; provided, that Customer shall pay FDR at FDR's then current standard rates for any customized computer programming and related services performed by FDR on behalf of Customer in connection with such Start-Up.

     f. For each Reward processed by FDR, Customer shall reimburse FDR for the amount of the Reward payment to the Merchant, plus any additional fees or charges to which FDR is entitled under applicable MasterCard and VISA rules and regulations in connection with the processing of such Reward. A Reward shall mean each monetary payment made to a Merchant for the recovery of a statused Transaction Card of Customer, which payment is processed by FDR in accordance with the reward schedule established by MasterCard and VISA for card pick-up. At the time of the execution of this Agreement, the amount of such reimbursement is $15.00 per card. (IN - 7915)

     g. Customer shall reimburse FDR for special service set-up/certification fees and charges, training fees and programming fees including but not limited to the set up/training charges associated with FDR's Customer Inquiry Management System (CIMS) Services, PIN Management System Services, Extended CIS Services, Application Processing Services, PC Remote Access Services, Account-Level Processing (ALP) Services, Online Access and Retrieval System (OARS) Services, Acquiring Debit Services, Transaction Level Processing (TLP)/Transaction Level Rewards
          (TLR) Services, ANI Card Activation Services, Commercial Card Services, Promotional Letter Services, Fraud Management/Fraud Detection Services (Scoring and Strategy Start-Up and Call Processing), Auto PIN Change Services, KnowledgeSight Services and other services requiring special programming or training. Prices for such services shall be provided by FDR upon Customer's request. At the time of the execution of this Agreement, FDR's current price for computer programming is $150.00 per programmer hour.

     h. Customer shall reimburse FDR for destroyed forms, product service selects, network control requests, equipment sales, supplies and documentation manuals.

V.   SERVICE FEES

     a.   CARDHOLDER FEES

      IN       ITEM                                                                Per Item Charge
     ----      ----                                                                ---------------
     7204      Cardholder Account on File                                         $ .0193     /month/account
     7260      Account-Level Processing (ALP) - Cardholder
                    Pricing Account on File                                         .0075     /month/account
                                                                                                on ALP
     2836      Transaction Level Processing (TLP) Promotional
                    Balance on File (monthly)                                       .0720     /promotional balance
     7330      Transaction Level Rewards (TLR) Only Transaction                     .0225     /transaction
     7205      Cardholder Statement                                                 .1124     /statement
     7240      Cardholder Statement Mail Preparation                                .0850     /statement
     7206      Cardholder Statement Insert                                          .0075     /insert
               Enterprise Presentation Cardholder Statement (in addition
               to the current Cardholder Statement fees)

                    -Option 1 (Simplex)
     7196             For the first printed page                                    .0100
     7198             For each subsequent page                                      .0180     /page

                    -Option 2 (Simplex)
     7196              For the first printed page                                   .0100
     7198              For each subsequent page                                     .0180     /page
                    -Option 3 (Duplex)
     7196              For the first physical page (front and back)                 .0100
     7198              For each subsequent physical page (front and back)           .0180     /page
     7207      Letter                                                               .1077     /letter
               Letter Optional Services:
     7208           -Letter Insert                                                  .0075     /insert
     7209           -Letter Additional Pages                                        .0796     /item
     7210           -Letter Priority Mailing                                        .1294     /item
     7211           -Letter Certified Mail Handling                                1.4925     /item
     7212           -Letter Group Samples                                           .0796     /item
     7213           -Letter Set-Up, Revision or Deletion
                       (1/2 hour minimum)                                         31.2500     /half hour
     7214      Cardholder Notice                                                    .0600     /item
     7242      Promotional Letter                                                   .1200     /letter
     7215      Cardholder Monetary Transaction                                      .0174     /item
     7216      Cardholder Non-Monetary/Online Transaction                           .0089     /transaction
     7311      CIS Statement                                                        .0100     /statement stored

     7312      CIS Detail                                                        Included      per month
     7219      CIS Memo                                                          Included
     7232      CIMS Regular Workcase                                                .0500     /workcase
     7233      CIMS WOV Workcase                                                    .1100     /workcase
     7234      CIMS Log-Only Workcase                                               .0398     /workcase
     7255      CIMS Regular Workcase Action                                         .0118     /item
     7220      Application Processing Services (APS)                                .5277     /application entered
     7221      APS Relationship Account Storage                                     .0030     /depository account
     7222      On-Line Credit Bureau Report Request                                 .2292     /request
     3510      Cardholder Authorization Inquiry                                     .0089     /inquiry
     7217      Issuer Chargeback                                                    .9452     /chargeback
     7226      PINpoint Inquiry                                                     .2985     /inquiry
     7227      Cardholder Annual Activity Summary                                   .2400     /summary

     7228      Cardholder Annual Activity Summary Detail Storage                    .0050     /account
     7230      Company Card Report Mail Preparation                                 .3300     /set of reports
     7231      IRS Home Equity Form (1098)                                          .9452     /form
     7236      ACCD Downloaded Account                                              .0073     /account
     7237      Check Order Service                                                  .0600     /account
               Balance Consolidation Services:
                  - Creation of check data file and tape
                      transmission to vendor                                        Quote     /check
     7258      Auto PIN Change                                                      .7900     /call
     7262      Cardholder Selected PIN (SMR/SMC) Transaction                        .1500     /transaction
     7600      Embossing Set Up                                                    2.9850     /series of like plastics
     7601      Standard Embossing Services                                          .2583     /plastic embossed
     7602      Card Carrier Printing                                             Included     /carrier
     7603      Plastic to Carrier Match/Merge                                    Included     /plastic
     7604      Carrier Insert/Meter/Mail                                         Included     /carrier
     7605      Vault Storage                                                        .0149     /plastic levied upon
                                                                                               receipt of shipment
     7606      Plasticard Mail Handling                                            1.3444      account plus postage
     7608      PIN/Post Mailer Processing                                           .0643     /account
     7670      PIN/Post Mailer Production Edits                                     .2500     /edit
     7663      DES PIN Generation                                                   .0200     /DES PIN generated
     7609      Plasticard Manual Rush Emboss - Same Day                            10.000     /account
     7610      Plasticard Manual Rush Emboss - Two Day                             6.6500     /account
     7611      Automatic Rush Embossing                                            9.9500     /account
     7640      Plasticard Expedited Turnaround                                      .3900     /plastic
     7678      Plasticard On-Line Same Day Rush                                    9.9500     /plastic
     7612      Hot Stamp Plates/Logos Purchased                                     Quote
     7613      Plasticard Hot Stamping                                           included

     7614      Ultragraphics -Front Side                                            .0697     /plastic
     7639      Ultragraphics -Back Side                                             .0697     /plastic
     7615      Plasticard Purging                                                  2.4875     /account
     7616      Plasticard Inserting                                                 .0200     /insert
     7617      Plasticard Mail Integration                                          .0465     /item
     7618      Plasticard Job Processing                                          24.8750     /tape
     7619      Plasticard Agent/Strategy Inserting Set-Up                          4.4775     /set up
     7620      Plasticard Indent Printing                                           .0100     /plastic
     7621      Braille Embossing                                                   4.0000     /plastic
     7622      Card Activation Labeling-General Use                                 .0457     /plastic
     7623      Card Activation Labeling-Selective Use                               .0550     /plastic
     7624      CVV/CVC Generation Verification                                                /calculated value
     7625      Plasticard Bulk Packaging - Basic Sort                               .1616     /account
     7686      High Coercivity                                                   included
               Plasticard. Photocard Services (1" x 1 and 2" x 2"):
     7664           -Photo Transfer (1" x 1")                                      1.2000     /plastic
     7667           -Photo Transfer (2" x 2")                                       .6000     /plastic
     7665           -Photo/Signature Scanning and Digitization (1" x 1")           2.1500     /plastic
     7668           -Photo Scanning and Digitization (2" x 2")                     2.1500     /plastic
     7666           -Photo Image Handling and Merge (1 " x 1 ")                     .4300     /plastic
     7666           -Photo Image Handling and Merge (2" x 2")                       .8500     /plastic
     7626      Plasticard Mail Assembly                                             .3896     /item
     7627      Plasticard Purchased                                                 Quote
     7628      Plastics Purchased                                                   Quote
     7900      Lost/Stolen Account Processing                                       .4516     /account processed
     7901      Lost/Stolen Report - FDR Entered                                    4.8250     /report
     7902      Cardholder Hot Call Referral                                        4.4775     /referral
     7904      Cardholder Hot Call Fraud Referral                                  7.8454     /referral
     7905      Emergency Card or Cash Replacement Services                          .0025     /account on file
     7906      Returned Account Plastics Immediately
               Delivered (RAPID)                                                   2.3880     /plastic
               Return Account Processing Service                                   1.4000     /account
     7907      Automatic Chargeback                                                1.7500     /chargeback initiated
     7908      Lost/Stolen Account Management and Investigation                   20.0000     /accounts reported
                                                                                                lost or stolen
     7909      Lost/Stolen Account Transaction Management System                    .3000     /transaction
     7910      Potential Chargeback Queue                                           .0258     /account in queue
                                                                                                per day
     7911      Referral Queue                                                       .0597     /account in queue
                                                                                                per day
     7912      Card Activation-Voice Call-FDR                                       .2440     /transaction
     7913      Card Activation-ARU Call-FDR                                         .5075     /transaction
     7923      Card Activation-ANI Call-FDR                                         .3800     /transaction

     7914      Card Activation Customer Processed                                   .0600     /transaction
     7285      Recovery 1 Monthly Residence Fee (per
                    charged off account on file upon the
                    conclusion of a calendar month)

                    First 5,000 accounts                                            .4000     /account
                    Next 20,000 accounts (5,001-25,000)                             .1800     /account
                    Next 25,000 accounts (25,001-50,000)                            .0900     /account
                    Next 50,000 accounts (50,001-100,000)                           .0700     /account
                    Next 100,000 accounts (100,001-200,000)                         .0500     /account
                    Over 200,000 accounts                                           .0400     /account

     7286      Recovery 1 Financial Transaction Fee                                 .0900     /transaction
     7287      Recovery 1 Note on File                                              .0010     /note
     7288      Recovery 1 Save Executed                                             Quote     /run
               Fraud Management/Fraud Detection Service Fee (monthly)

                    Number of Monthly Gross Active
                    Credit Card Accounts for the Month
                               0 - 599,999                                          .0514
                         600,000 - 999,999                                          .0479
                       1,000,000 - 1,999,999                                        .0459
                       2,000,000 - 2,999,999                                        .0439
                       3,000,000 - 4,999,999                                        .0419
                       5,000,000 - above                                            .0409     /monthly gross active
                                                                                                credit card account

               Fraud Management/Fraud Detection Call Processing Services           2.8258     /actioned credit card
                                                                                                account

               Credit Performance Service Fees:
     7295           -Monthly Service Fee per Account in
                             1 - 59 Day Queue                                      4.5000     /account
     7296           -Monthly Service Fee per Account in
                             60+ Day Queue                                        13.5000     /account
     7297           -Inbound Delinquent Billing Call                               3.0000     /call accepted
     7298           -Skiptracing per Account                                      11.2500     /account

               Cardholder Support Service Fees:

                    -Cardholder/Bank Customer Service (subject to the Call Volume factors set forth below)

                      Number of Customer's Credit                          Price Per Credit Card
                    Card Related Active Cardholder                       Related Active Cardholder
                       Accounts on File Upon the                         Account on File Upon the
                    Conclusion of a Calendar Month                   Conclusion of the Calendar Month
                    ------------------------------                   --------------------------------
                                 0   -   50,000                                     1.05
                            50,001   -  100,000                                      .80
                           100,001   -  150,000                                     0.70
                           150,001   -  200,000                                     0.60
                           200,001   -  300,000                                     0.57
                           300,001   -  450,000                                     0.55
                           450,001   -  500,000                                     0.53
                           500,001   -     Over                                     0.50

          For purposes of the pricing above, Active Accounts on File shall mean those of Customer's Cardholder Accounts on File which are defined as "Gross Active Accounts" on the CD-121 Ledger Activity Report or its equivalent.

          The prices above for Cardholder/Bank Customer Services are based upon a Monthly Call Volume (as determined herein) of between 0% and 10%. For each whole Monthly Call Volume percentage in excess of 10% during a month, the price per Active Cardholder Account on File from the grid above shall be increased by $.03. For purposes of this paragraph, the Monthly Call Volume shall be equal to (i) the total number of representative calls answered by FDR on behalf of Customer during the calendar month, divided by (ii) the number of Active Cardholder Accounts on File upon the conclusion of the calendar month, with the resulting quotient expressed as a percentage.

          -Dispute/Chargeback Correspondence Services                             30.0000     /new dispute

          -Credit Services

                    General Credit Written Inquiries                               5.4000     /item
                    Inbound General Credit Telephonic Inquiries                    1.1000     /talk minute
                    *Outbound Applicant Verification Calls                        28.0000     /staffed hour

          -Credit Enhanced Services
               Approved Application                                                 .6500     /application
               Declined Application                                                 .1500     /application

          -Technical Systems Support Services

               One-Time Set-up Fee (including but not limited
                    to programming, scripting, VRU setup,
                    report setup and mail tape setup)                            150.0000     /hour

               Non-Decision Transaction Routing                                     .0750     /transaction
               Decision Transaction Routing                                         .3000     /transaction
               Reports                                                              .1000     /page
               Facsimile                                                           1.0000     /page
               Balance Transfer                                                     .4500     /request plus
                                                                                                third party fee
               File Creation
                    -     Transmission                                            50.0000     /file
                    -     Tape                                                    75.0000     /file
               Miscellaneous Programming                                         150.0000     /hour
               Data Lines/Modems (Buyer requested)                                At Cost
            ** Quality Call Monitoring                                          6 hours per calendar month/
                                                                                     no charge
               Record Filming                                                       .0500     /frame


          After the effective date of this Agreement, Customer shall be responsible for any other fees and costs incurred by FDR in connection with the performance of the Cardholder Support Services, including but not limited to preparation of training and documentation manuals used by FDR to provide the Cardholder Support Services on behalf of Customer, voice and data circuit charges, voice usage charges, voice feature charges, data voice and voice feature charges, data voice and vocal feature installation/deinstallation charges, materials, supplies, postage, courier fees, and travel requested by Customer. The Cardholder Support Service Fees payable hereunder are based on the specific services FDR has agreed to provide under Exhibit "A", Section G of this Agreement. Any services required by Customer in addition to, or different from, those specified in Exhibit "A", Section G will be provided at FDR's then current rates for such services.

          Fees incurred by FDR for initial training of newly hired customer service representatives ("CSRs") who will provide Cardholder Support Services will be passed-through to Customer at cost. Additional training fees incurred by FDR due to required additions to staff due to anticipated higher call volume will be passed-through to Customer at the rate of $15.00 per training hour per CSR. Training fees incurred by FDR for newly hired FDR employees required due to staff attrition will be absorbed by FDR and will not be passed-through to Customer.

          * Minimum of one full time employee. FDR and Customer shall review and adjust pricing, if appropriate, after three (3) months.

          ** Upon the availability of call recording, FDR and Customer shall mutually agree on alternative pricing for call recorded monitoring.

     b.   NON-SPECIFIC FEES

      IN       ITEM                                                                Per Item Charge
     ----      ----                                                                ---------------
     7402      Non-Standard Job Run (including Master Files)                      50.0000     /data set
     7403      RMS Reports-Hardcopy                                                 .0400     /page
     7404      RMS Reports-RJE/NDM                                                  .0183     /page
     7405      RMS Reports-On-Line View                                             .0156     /page
               Microfiche:
     0246               -First Copy                                                 .8507     /page
     0248               -Each Additional Copy                                       .1483     /page
     7413      Online Access and Retrieval System (OARS) Services                   .0119     /page
     4352      CD-ROM Service Pages                                                 .0126     /page
     7411      Interface Services-RJE/NDM                                          3.3800     /transmission
     7412      Interface Services-Tape to Tape                                     3.3800     /transmission
     7408      Interface Services-Magnetic Tape Handling                          25.0000     /tape
     7407      PC Remote Access Service (500 minute
               per month minimum per user i.d. number)


                         Total Minutes of Usage
                        During a Calendar Month
                        -----------------------
                                500 -   750                                         .2400
                                751 - 1,250                                         .2100
                              1,251 - 1,500                                         .1900
                              1,501 -  over                                         .1800     /minute

     7637      Custom Forms Purchased                                               Quote

               InfoSight Services                                                  Quoted     Upon Request

     4320      FDR Link-Up One-Time Start-Up Fee                                 100.0000     /mailbox
     4321      FDR Link-Up Monthly Service Fee                                    15.0000     /mailbox
     4435      Postal Credit Processing Fee                                         .0249     /item
               KnowledgeSight Service Fees:
     N/A            -Data Warehouse Fee                                             .0060     /100 data elements
                                                                                                stored in the data
                                                                                                warehouse per month


     N/A            -Data Warehouse Load Fee                                        .0050     /100 data elements
                                                                                                loaded to the data
                                                                                                warehouse per month

N/A            -Historical Retention Fee                                                       Warehouse
                                                                                               per month
                                                                                     .0010     /1,000 data elements
                                                                                               retained per month

     d. For purposes of the billing of RMS Reports: (i) if Customer's standard (or default) setting for a particular report is "0", then all pages of RMS On-Line View, RMS Hardcopy and RMS RJE of such report provided by FDR to Customer shall be billed to Customer at the prices above, or
          (ii) if Customer's standard (or default) setting for a particular report is a value other than "0", then each page of the RMS On-Line View of such report provided by FDR to Customer shall be at no charge and each page of RMS Hardcopy and RMS RJE of such report shall be billed to Customer at the prices above.

     e. FDR will generate embossing information based upon Customer's Product Control File (or, at Customer's option, receive embossing information via tape from Customer), use such information to prepare the embossed plastic and mail the embossed plastic on behalf of Customer to its Cardholder at the Cardholder's then current address.

     f In the event that Customer elects to utilize the Recovery 1 Services set forth in paragraph a above, then Customer hereby agrees to continue to utilize such services for a period of not less than twelve
          (12) months following the commencement date of such services.

     g. For the uploading or downloading of information to or from the FDR System via the PC Remote Access Services, Customer shall, in addition to charges set forth above, pay FDR $6.50 for each instance in which information is made available by FDR for downloading to Customer upon cycle completion and each upload made by Customer to the FDR System.

     h. Customer shall, by initialing the appropriate blank below, indicate which of the Enterprise Presentation Cardholder Statement service pricing options (as set forth in paragraph a above) Customer elects to utilize commencing on the commencement date of such services:

          Option 1______________

          Option 2______________

          Option 3______________

          Customer may, at its election during the remaining Term of this Agreement, switch from the pricing option then currently being utilized by Customer for Enterprise Presentation

          Cardholder Statement services to another pricing option from the selections above (subject to any applicable price escalators set forth in this Agreement). Any such switch in pricing options shall be for a period of one (1) calendar year effective on January 1, and Customer agrees to give FDR written notice, on or before September 1 of the preceding calendar year, of its intention to effect such a switch. There shall be no charge to Customer for the first such switch in pricing options. For each such switch in pricing options requested by Customer in excess of one (1), Customer shall pay FDR, upon receipt of FDR's written invoice, the amount of $15,000.00.

     i. If, during any calendar month, Customer requests that FDR provide Summary CD-ROM Bundles, then Customer shall pay FDR $475.00 for each such Summary CD-ROM Bundle. For each duplicate copy of a CD-ROM Bundle, Customer shall pay FDR $75.00. For any computer programming or any other technical services performed by FDR on behalf of Customer in connection with the CD-ROM Services performed by FDR on behalf of Customer, Customer shall pay FDR at FDR's then current standard rates for such services. Such rates shall be provided to Customer by FDR upon request. A CD-ROM Bundle, for purposes of the statements on CD-ROM Services, consists of three (3) copies, one for Customer, one for archive and one for Customer's customer service representative. A CD-ROM Bundle, for purposes of the reports on CD-ROM Services, consists of two (2) copies, one for Customer, and one for archive. A Summary CD-ROM Bundle summarizes previously produced CD-ROM Bundles. Customer shall provide at its expense the minimum personal computer configuration set forth below:

          386/486 Processor with Hard Drive (486 preferred)
          8 MB RAM (12 MB preferred)
          3.1 Windows
          Mouse
          14" VGA Color Monitor (SVGA preferred)
          CD-ROM Drive (double speed)
          Laser Printer

VI. Certain services performed by FDR on behalf of Customer shall be included in the overall pricing set forth in this Exhibit "B" and shall be provided to Customer at no additional charge. Such items are set identified by the word "Included" in this Exhibit "B".

VII. Commencing on the effective date of this Agreement, Customer shall pay FDR for each annual volume-sensitive service ("Service") at the rate indicated by "**". Upon the expiration of each Processing Year, FDR shall calculate the actual volume of each item of Service during such Processing Year and then determine the appropriate price per item of each Service. Based upon such calculation, FDR shall then calculate the total amount of processing fees owed by Customer to FDR during such Processing Year. If, during any Processing Year, Customer shall have paid FDR more or less than the amount owed to FDR based upon the above calculations, then FDR shall issue a credit to Customer for any amounts due Customer under this Section or invoice Customer for any amounts due FDR, as appropriate. The fees charged for each item of Service during each subsequent Processing Year shall be based upon the previous Processing Year's volumes.

VIII. For purposes of this Exhibit "B": (i) "IN" means the item number for such service or product and (ii) "Quote" means this Agreement does not contemplate the use of this service or product, but FDR shall, on the request of the Customer, provide a price for such service or product.

IX. For any services performed by FDR at Customer's direction which are neither set forth in this Exhibit nor covered by a separate agreement, Customer shall pay FDR for such services at FDR!s then current standard rates.

                                   EXHIBIT "C"
                 CUSTOMER TRANSACTION CARD AFFILIATE AGREEMENT



         This Customer Transaction Card Affiliate Agreement (the "Agreement") is entered into this ____ day of ________, 1997, (the "Effective Date") among First Data Resources Inc., 7302 Pacific Street, Omaha, Nebraska ("FDR") Internet Access Financial Corporation, 595 Market Street, Suite 2250, San Francisco, California ("Customer") and Customer's Transaction Card Affiliate, Heritage Bank, of Commerce, 150 Almaden Boulevard, San Jose, California ("Affiliate").

         WHEREAS, FDR and Customer have entered into a Service Agreement (the "Service Agreement") setting forth certain ongoing rights, duties and obligations relating to the origination and servicing of Transaction Card accounts; and

         WHEREAS, Customer and Affiliate have entered into a Customer Credit Card Program Agreement (the "Heritage Agreement") whereby Customer has agreed to originate and service Transaction Card accounts for the benefit of Affiliate, with account processing to be provided by FDR; and

         WHEREAS, in order to extend to Affiliate certain of the benefits of the Service Agreement, it is necessary that Affiliate become bound by certain of the obligations of the Service Agreement, including but not limited to the payment obligations with respect to transaction settlements and account processing.

         NOW, THEREFORE, the parties agree as follows:

     1. Affiliate acknowledges receipt of a copy of the Service Agreement including but not limited to all Exhibits and attachments thereto. With respect to Customer Accounts of Affiliate, arising out of the "Heritage Agreement" Affiliate agrees to be bound by all of the terms and conditions of the Service Agreement, including the payment obligations arising under Exhibit B. Affiliate shall not be responsible for any obligations set forth in the Service Agreement which expressly belong to Customer, and not of Affiliate, including, without limitation, the payment obligations relating to Minimum Processing Fees and Liquidated Damages. This Agreement shall remain in effect until the earlier of:
(a) expiration or termination of the Service Agreement, or (b) Affiliate no longer being associated with Customer.

         2. Affiliate specifically agrees to comply with the rules, procedures, manuals and instructions of MasterCard, VISA, FDR and Customer as applicable to Affiliate and as in effect from time to time.

         3. Customer shall act as the agent of Affiliate and have full authority to represent Affiliate and to act fully on Affiliate's behalf in connection with the Service Agreement and/or this

Customer Transaction Card Affiliate Agreement, including the negotiating with FDR of any amendments, extensions of the term or revisions of the Service Agreement and/or this Customer Transaction Card Affiliate Agreement, the asserting, negotiating and resolving of any controversy, dispute or claim under the Service Agreement and/or this Customer Transaction Card Affiliate Agreement and the execution or delivery of any documents; provided, however, that Customer shall give prompt notice to Affiliate of any amendment to the Service Agreement or this Customer Transaction Card Affiliate Agreement pursuant to Section 11, below.

         4. Affiliate agrees that, with respect to Customer Accounts of Affiliate and except as otherwise set forth in this Customer Transaction Card Affiliate Agreement, Affiliate and Customer shall be severally liable to FDR for all other obligations of Affiliate which are to be paid by Customer pursuant to the Service Agreement. If Customer shall fail to pay any amounts due under the Service Agreement, including but not limited to any Processing Fees, the Daily Amount (if applicable), or other fees, taxes, interest payments, charges or amounts due or payable by Customer with respect to accounts owned by Affiliate, Affiliate shall pay FDR on demand the portion of the amounts due from Customer to FDR for services performed by FDR for or on behalf of Affiliate, as reasonably determined by FDR, which equals the percentage that the Processing Fees for the period relating to processing for Affiliate are of the total Processing Fees due under the Service Agreement for such period.

         5. This Customer Transaction Card Affiliate Agreement is being executed for the benefit of FDR and that FDR has relied upon the existence of this Customer Transaction Card Affiliate Agreement and the terms and conditions contained in it in electing to enter into the Service Agreement and FDR would not have elected to execute the Service Agreement in the absence of the existence of this Customer Transaction Card Affiliate Agreement.

         6. In all circumstances in which Affiliate shares responsibility of any of Customer's obligations under the Service Agreement, Affiliate:

            (a) agrees that separate action or actions may be brought against Affiliate, whether action is brought against Customer or whether Customer is joined in any such action or actions;

            (b) authorizes FDR, without notice or demand and without affecting Affiliate's liability hereunder, from time to time, to (a) take and hold security for the performance of Customer's obligations and exchange, enforce, waive and release any such security, (b) apply any such security and direct the order or manner of sale thereof (whether by judicial or nonjudicial sale or otherwise as FDR in its discretion may determine), and (c) release or substitute any one or more of any endorsers or guarantors of such obligations;

            (c) waives any right to require FDR to (a) proceed against Customer, (b) proceed against or exhaust any security held from Customer, or (c) pursue any other remedy in FDR's power whatsoever; and

            (d) waives any defense arising by reason of any disability or other defense of Customer or by reason of the cessation from any cause whatsoever or the liability of Customer.

         7. Upon any termination of this Customer Transaction Card Affiliate Agreement, Affiliate agrees to open or to leave open for 6 months following such termination an account through which Customer and/or FDR can draw drafts or ACH for reimbursement of lingering charges incurred on behalf of Affiliate.

         8. This Customer Transaction Card Affiliate Agreement, and all rights and obligations of the parties with respect to matters in connection herewith, arising hereunder or related hereto, shall be governed by and construed in accordance with the laws of the State of New York, and any claim, suit or proceeding shall be subject to the provisions of Section 13.4 of the Service Agreement.

         9. Affiliate acknowledges and agrees that it may not transfer or assign its rights under this Customer Transaction Card Affiliate Agreement without the prior written consent of FDR as provided in Section 13.1 of the Service Agreement.

         10. Each capitalized term used in this Customer Transaction Card Affiliate Agreement and not defined herein shall have the definition provided for such term in the Service Agreement.

         11. Any notice to Affiliate shall be given by Customer and shall be given as provided for in Section 13.5 of the Service Agreement, and shall be given to the following address:

            Affiliate:______________________________________________
            Address:________________________________________________
                    ________________________________________________
            Attention:______________________________________________
            Telecopy Number:________________________________________

Any notice to FDR shall be given as provided in Section 13.5 of the Service Agreement. A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provision of this section. In the event FDR provides notice hereunder to Customer of any default by Customer in the performance of the provisions of the Customer Transaction Card Affiliate Agreement, which default could result in the termination of this Customer Transaction Card Affiliate Agreement, FDR will deliver a copy of the notice to Affiliate receiving services under this Customer Transaction Card Affiliate Agreement.

         12. This Customer Transaction Card Affiliate Agreement, along with the Service Agreement, as such may be amended from time to time, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect to the subject matter hereof. This Customer Transaction Card Affiliate Agreement may not be amended except in a writing signed by an authorized officer or representative of each of the parties hereto. This Customer Transaction Card Affiliate Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Despite anything to the contrary in the Service Agreement, or this Customer Transaction Card Affiliate Agreement, FDR, at its option, may terminate this Customer Transaction Card Affiliate Agreement under the following circumstances:

                  (a) Immediately, without notice, upon the termination of Affiliate's membership in VISA and MasterCard or both of their successors in interest, if after such termination, Affiliate does not maintain a status that permits FDR to continue to perform its services on behalf of Affiliate;

                  (b) If Affiliate fails to pay any Daily Amount when required under Section 14 of this Customer Transaction Card Affiliate Agreement (if applicable) and does not cure the failure within four (4) hours after written notice to Customer of the failure or immediately without notice if FDR has the right more than three times in any twelve month period to give notice under this Section 13 whether or not the notice is given; and

                  (c) Upon twenty-four (24) hours notice by FDR if FDR has terminated Interchange Settlement of transactions on behalf of Affiliate pursuant to Section 14 (if applicable) for more than ten (10) consecutive days or for more than twenty (20) days in any Processing Year.

         14. Interchange Settlement

             (a) In order for FDR to provide its settlement services to Affiliate pursuant to this Agreement, it is necessary for FDR to handle and settle Interchange Settlement for Affiliate through the international Interchange networks of MasterCard and VISA. It shall be the responsibility of Affiliate to provide ICA and BIN numbers from MasterCard and VISA, respectively, for use by FDR in the settlement of transactions for Affiliate. Affiliate understands that FDR handles the Interchange Settlement with MasterCard and VISA for its clients including Affiliate on a net settlement basis (the "Settlement System"). To facilitate the Settlement System, FDR has established, will establish or will direct Affiliate to establish and may in the future establish or direct Affiliate to establish one or more interchange settlement Central

                   Clearing Accounts (collectively the "Settlement Account") at one or more banks.

            (b) FDR shall calculate and FDR or Customer shall inform Affiliate on each business day of the amount of funds to be transferred (the "Daily Amount") as the result of (i) current transaction processing, and (ii) funding required for incoming transactions of Affiliate. If the Daily Amount is negative, Affiliate must transfer to the Settlement Account immediately available funds in an amount equal to the Daily Amount or have available in the Settlement Account, prior to noon, Central Time Zone, on the business day, funds in an amount equal to the Daily Amount. If the Daily Amount is positive, FDR will transfer to Affiliate, or will cause MasterCard or VISA to transfer to Affiliate, immediately available funds equal to the Daily Amount prior to the close of business of the Federal Reserve System in New York on such date.

            (c)    The Daily Amount shall equal:

                   (i) The Net Settlement Amount for Affiliate, plus

                   (ii) The amount necessary to fund incoming Interchange transactions not yet processed, determined in accordance with the FDR Settlement Rules, minus

                   (iii) The amount previously advanced by Affiliate with respect to prior incoming Interchange transactions for which processing is complete.

            (d) In the event of the failure of Affiliate on any business day when required by the terms of this Agreement or the FDR Settlement Rules, to transfer the Daily Amount to the Settlement Account, or to make available the Daily Amount in the Settlement Account for FDR to draw upon, as applicable, FDR may refuse, without incurring any liability to Affiliate, to act as Affiliate's agent in discharging any VISA or MasterCard Interchange obligations of Affiliate and shall have the right to immediately notify MasterCard and VISA that it will no longer cause the MasterCard or VISA Interchange obligations of Affiliate to be discharged. In addition to the foregoing, FDR may take such actions with respect to Affiliate's obligations under the Settlement System as FDR deems reasonable to protect FDR or its customers from any loss arising from Affiliate's non-payment of the Daily Amount. If Affiliate, within two (2) business days after written notice from FDR pays FDR the Daily Amount which Affiliate had failed to transfer to the Settlement Account together with late payment fees as set forth in Section 14(e) of this Affiliate Agreement, then FDR shall continue to act as

                  Affiliate's agent in discharging Affiliate's VISA or MasterCard Interchange Settlement obligations.

            (e) In addition to any other provisions in this Agreement, in the event of Affiliate's failure to transfer or make available the Daily Amount for any business day, Affiliate shall pay to FDR a late payment fee (the "Settlement Late Payment Fee") which shall be equal to the amount Affiliate would have been required to pay as a late payment fee under MasterCard and VISA rules. The amount shall be calculated in accordance with the rules and shall continue to accrue until FDR shall have received the Daily Amount from Affiliate. Settlement Late Payment Fees shall be paid to FDR based upon the rules even though FDR may have elected to make settlement with MasterCard or VISA in a timely manner on behalf of Affiliate. If FDR has received funds from VISA and/or MasterCard as a result of Interchange Settlement on behalf of Affiliate and fails to make available the Daily Amount to Affiliate, FDR shall pay to Affiliate a late payment fee based on the Daily Amount calculated in the same manner as the Settlement Late Payment Fee.

            (f) The obligation of FDR to discharge any VISA or MasterCard Interchange obligations of Affiliate shall be solely as an agent of Affiliate in accordance with the terms and provisions of this Agreement and the FDR Settlement Rules. FDR shall have no independent obligation with respect to the discharge of the Interchange obligations of Affiliate.

            (g) In the event that MasterCard or VISA shall notify FDR of any violation of the rules and regulations of MasterCard or VISA, relating to Affiliate or transactions processed for Affiliate, FDR shall have the right, without liability to Affiliate, to terminate Interchange Settlement of transactions on behalf of Affiliate under this Agreement until the time as FDR shall have been notified by MasterCard or VISA that the violation has been corrected.

            (h) Affiliate acknowledges that performance of Interchange Settlement involves the settlement of certain of Affiliate's transactions jointly and on a combined net basis with the settlement of transactions of other customers of FDR. Accordingly, the payment or receipt by FDR of settlement monies on behalf of Affiliate may be dependent on equivalent payments or receipts being received or made by or for other customers of FDR and in respect of transactions involving Transaction Cards issued by such other customers. FDR and Affiliate will cooperate and use all reasonable resources to identify the reason for any settlement failure and shall attempt to work to its resolution.

            (i) FDR shall be entitled without further inquiry to execute or otherwise act upon (i) instructions or information or purported instructions or information received through the MasterCard and VISA payment systems and instructions or information, or (ii) purported instructions or information received in accordance with the MasterCard and VISA rules or settlement manuals otherwise than through the payment systems or in accordance with the FDR Settlement Rules notwithstanding that it may afterwards be discovered that the instructions or information were not genuine or were not initiated by Affiliate. Such execution or action shall constitute a good discharge to FDR, and FDR shall not be liable for any liability, damage, expense, claim or loss (including loss of business, loss of profit or exemplary, punitive, special, indirect or consequential damages of any kind) whatsoever arising in whatever manner, directly or indirectly, from or as a result of the execution or action.

            (j) Affiliate agrees to discharge their Interchange Settlement obligations to FDR under this Section 14 in full and on first written demand waiving any defense, setoff or right of counterclaim (without prejudice to the ability of Affiliate to pursue these independently) and notwithstanding any act or omission or alleged act or omission or any insufficiency or deficiency that there is or has been or that may be alleged in the performance by FDR of its obligations under this Agreement or otherwise. FDR agrees, however, that it shall not setoff against any payment to be made by it to Affiliate or on their behalf pursuant to this Section 14 any amount due and payable by Affiliate to FDR (without prejudice to the ability of FDR to pursue these independently) other than amounts due and payable by Affiliate or on their behalf to FDR pursuant to this Section 14.

            (k) If Affiliate terminates this Agreement or if Affiliate ceases to obtain processing services from FDR under this Agreement in a manner which results in fees or charges relating to Affiliate's Accounts continuing to be included as a part of FDR's net settlement with MasterCard or VISA, FDR may obtain daily payment from the Settlement Account established under
                   Section 14(a) or Affiliate will provide FDR immediately upon notice with access to an account of Affiliate's funds, not requiring signature, which FDR may draw upon in order to receive payment for such fees and charges. FDR will provide Affiliate with documentation for all fees and charges paid on behalf of Affiliate.

         IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duly authorized signature as of the day and year first written above.




HERITAGE BANK OF COMMERCE
--------------------------------------
Name of Affiliate:



By:    /s/ KEN SILVEIRA
   -----------------------------------
Name:  Ken Silveira
     ---------------------------------
Title: E.V.P
     ---------------------------------
Date:  12/22/97
     ---------------------------------


INTERNET ACCESS FINANCIAL CORPORATION


By:    /s/ JEREMY LENT
   -----------------------------------
Name:  Jeremy Lent
     ---------------------------------
Title: CHIEF EXECUTIVE OFFICER
     ---------------------------------
Date:  12/22/97
     ---------------------------------


ACCEPTED AND AGREED TO:

FIRST DATA RESOURCES INC.


By:    /s/ JOHN THIELEN
   -----------------------------------
Name:  JOHN THIELEN
     ---------------------------------
Title: SENIOR VICE PRESIDENT
     ---------------------------------
Date:  12/22/97
     ---------------------------------

                                   EXHIBIT "D"
                             PERFORMANCE GUIDELINES


1.   AUTHORIZATION SYSTEM AVAILABILITY - ISSUER

          The issuer authorization on-line will be available via primary or backup to respond to cardholder authorization inquiries 24 hours per day, 7 days per week for 99% of the total minutes in the month.

2.   EMBOSSING ORDERS -- NEW ACCOUNTS PLASTICS

          Cardholder embossing orders entered electronically will be mailed within three business days following cycle for 95% of each month's volume and within five business days following cycle for 100% of each month's volume. Plastic holds and plastic destruction requests by Customer are excluded from this standard.

3.   EMBOSSING ORDERS -- REISSUED ACCOUNTS

          Cardholder reissued account plastics produced as a result of FDR's monthly reissue programs will be mailed ten days prior to the last day of the month for 100% of each month's volume. Plastic holds and plastic destruction requests by Customer are excluded from this standard.

4.   LETTERS -- CARDHOLDER

          Cardholder letters will be mailed by the end of the third business day following input for 100% of each month's volume.

5.   ON-LINE AVAILABILITY

          The production on-line system will be available for inquiry 98.5% of the time during the hours of 7 a.m. Central Time Zone (CTZ) to 11 p.m. CTZ, seven days per week. This excludes CIS files on Sunday unless Customer signs up for 24-hour CIS.

6.   ON-LINE SYSTEM UPDATED

          The production on-line system will be updated and current for monetary and non-monetary entry by 7 a.m. CTZ each processing day for 90% of that month's processing days. This includes the "common" on-line files.

7.   POSTINGS, MONETARY/NON-MONETARY

          Monetary and/or non-monetary files received in the Omaha Data Center by 5 p.m. CTZ will be processed in that night's production processing cycle for 90% of the production cycles for the month and by the next night's production processing cycle for 100% of the production cycles for the month.

8.   REPORTS -- DAILY ON-LINE

          On-line reports are made available by the end of the fifth business day following cycle.

9.   REPORTS -- MONTHLY ON-LINE

          On-line reports are made available by the end of the fifth business day following cycle.

10.  SETTLEMENT SCREENS

          The final settlement wire transfer figure will be available to the client by 12 p.m. CTZ 90% of the time and by 12:30 p.m. CTZ 100% of the time.

11.  STATEMENTS -- CARDHOLDER

          Cardholder statements will be mailed by the end of the third business day following cycle for 80% of each month's volume and by the end of the fifth business day following cycle for 100% of each month's volume.




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